                                                                    EXHIBIT 4.11

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                             JACOR COMMUNICATIONS COMPANY

                                       ISSUER,

                                         AND

                             JACOR COMMUNICATIONS, INC.,

                                   PARENT GUARANTOR

                                         AND

                     UNCONDITIONALLY GUARANTEED BY THE SUBSIDIARY
                               GUARANTORS NAMED HEREIN

                                         AND

                                 THE BANK OF NEW YORK

                                       TRUSTEE

                          ----------------------------------


                                      INDENTURE



                             Dated as of December 17, 1996


                          ----------------------------------

                                     $170,000,000
                       93/4% Senior Subordinated Notes due 2006

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--------------------------------------------------------------------------------

                                  TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----


                                      ARTICLE I

            DEFINITIONS AND INCORPORATION BY REFERENCE................  1

         SECTION 1.1.   Definitions.........................................  1
         SECTION 1.2.   Incorporation by Reference of TIA................... 30
         SECTION 1.3.   Rules of Construction............................... 30

                                      ARTICLE II

                              THE SECURITIES................................ 31

         SECTION 2.1.   Form and Dating..................................... 31
         SECTION 2.2.   Execution and Authentication........................ 32
         SECTION 2.3.   Registrar and Paying Agent.......................... 33
         SECTION 2.4.   Paying Agent to Hold Assets
                        in Trust............................................ 34
         SECTION 2.5.   Securityholder Lists................................ 34
         SECTION 2.6.   Transfer and Exchange............................... 35
         SECTION 2.7.   Replacement Securities.............................. 38
         SECTION 2.8.   Outstanding Securities.............................. 39
         SECTION 2.9.   Treasury Securities................................. 39
         SECTION 2.10.  Temporary Securities................................ 40
         SECTION 2.11.  Cancellation........................................ 40
         SECTION 2.12.  Defaulted Interest.................................. 40
         SECTION 2.13.  CUSIP Numbers....................................... 42

                                     ARTICLE III

                                 REDEMPTION..................................42

         SECTION 3.1.   Right of Redemption................................. 42
         SECTION 3.2.   Notices to Trustee and
                          Paying Agent...................................... 43
         SECTION 3.3.   Selection of Securities to

                                                                            PAGE
                                                                            ----

                          Be Redeemed....................................... 43
         SECTION 3.4.   Notice of Redemption................................ 44
         SECTION 3.5.   Effect of Notice of Redemption...................... 45
         SECTION 3.6.   Deposit of Redemption Price......................... 45
         SECTION 3.7.   Securities Redeemed in Part......................... 46

                                                                            PAGE
                                                                            ----

                                      ARTICLE IV

                                 COVENANTS.................................. 46

         SECTION 4.1.   Payment of Securities............................... 46
         SECTION 4.2.   Maintenance of Office or Agency..................... 47
         SECTION 4.3.   Limitation on Restricted Payments................... 48
         SECTION 4.4.   Corporate Existence................................. 49
         SECTION 4.5.   Payment of Taxes and Other Claims................... 49
         SECTION 4.6.   Maintenance of Properties
                          and Insurance..................................... 50
         SECTION 4.7.   Compliance Certificate; Notice
                          of Default........................................ 50
         SECTION 4.8.   Reports............................................. 51
         SECTION 4.9.   Limitation on Status as
                          Investment Company................................ 52
         SECTION 4.10.  Limitation on Transactions
                          with Affiliates................................... 52
         SECTION 4.11.  Limitation on Incurrence of
                          Additional Indebtedness and
                          Disqualified Capital Stock........................ 53
         SECTION 4.12   Limitations on Dividends
                          and Other Payment Restrictions
                          Affecting Subsidiaries............................ 53
         SECTION 4.13.  Limitations on Layering
                          Indebtedness; Liens............................... 55
         SECTION 4.14.  Limitation on Sale of Assets
                          and Subsidiary Stock.............................. 55
         SECTION 4.15.  Limitation on Asset Swaps........................... 61
         SECTION 4.16.  Limitation on Lines of Business..................... 62
         SECTION 4.17.  Restriction on Sale and Issuance
                          of Subsidiary Stock............................... 62
         SECTION 4.18.  Waiver of Stay, Extension or
                          Usury Laws........................................ 62
         SECTION 4.19.  Dissolution of Excluded
                          Subsidiaries; Restriction on

                                                                            PAGE
                                                                            ----

                          Transfers to Excluded Subsidiaries................ 63

                                      ARTICLE V

                           SUCCESSOR CORPORATION............................ 63

         SECTION 5.1.   Limitation on Merger, Sale or
                          Consolidation..................................... 63
         SECTION 5.2.   Successor Corporation Substituted................... 64

                                      ARTICLE VI

                      EVENTS OF DEFAULT AND REMEDIES........................ 64

         SECTION 6.1.   Events of Default................................... 64
         SECTION 6.2.   Acceleration of Maturity Date;
                          Rescission and Annulment.......................... 66
         SECTION 6.3.   Collection of Indebtedness
                          and Suits for Enforcement
                          by Trustee........................................ 68
         SECTION 6.4.   Trustee May File Proofs of
                          Claim............................................. 69
         SECTION 6.5.   Trustee May Enforce Claims
                          Without Possession of
                          Securities........................................ 70
         SECTION 6.6.   Priorities.......................................... 71
         SECTION 6.7.   Limitation on Suits................................. 71
         SECTION 6.8.   Unconditional Right of Holders
                          to Receive Principal, Premium
                          and Interest...................................... 72
         SECTION 6.9.   Rights and Remedies Cumulative...................... 73
         SECTION 6.10.  Delay or Omission Not Waiver........................ 73
         SECTION 6.11.  Control by Holders.................................. 73
         SECTION 6.12.  Waiver of Past Default.............................. 74
         SECTION 6.13.  Undertaking for Costs............................... 74
         SECTION 6.14.  Restoration of Rights and

                                                                            PAGE
                                                                            ----

                          Remedies.......................................... 75

                                     ARTICLE VII

                                  TRUSTEE................................... 75

         SECTION 7.1.   Duties of Trustee................................... 75
         SECTION 7.2.   Rights of Trustee................................... 77
         SECTION 7.3.   Individual Rights of Trustee........................ 78
         SECTION 7.4.   Trustee's Disclaimer................................ 78
         SECTION 7.5.   Notice of Default................................... 79
         SECTION 7.6.   Reports by Trustee to Holders....................... 79
         SECTION 7.7.   Compensation and Indemnity.......................... 79
         SECTION 7.8.   Replacement of Trustee.............................. 81
         SECTION 7.9.   Successor Trustee by Merger, Etc.................... 82
         SECTION 7.10.  Eligibility; Disqualification....................... 82
         SECTION 7.11.  Preferential Collection of
                          Claims Against the Company........................ 82

                                     ARTICLE VIII

            DISCHARGE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE............. 83

         SECTION 8.1.   Discharge; Option to Effect
                          Legal Defeasance or Covenant
                          Defeasance........................................ 83
         SECTION 8.2.   Legal Defeasance and Discharge...................... 83
         SECTION 8.3.   Covenant Defeasance................................. 84
         SECTION 8.4.   Conditions to Legal or Covenant
                          Defeasance........................................ 85
         SECTION 8.5.   Deposited Cash and U.S.
                          Government Obligations to
                          be Held in Trust; Other
                          Miscellaneous Provisions.......................... 87
         SECTION 8.6.   Repayment to the Company............................ 87
         SECTION 8.7.   Reinstatement....................................... 88

                                                                            PAGE
                                                                            ----

                                      ARTICLE IX

                    AMENDMENTS, SUPPLEMENTS AND WAIVERS..................... 89

         SECTION 9.1.   Supplemental Indentures
                          Without Consent of Holders........................ 89
         SECTION 9.2.   Amendments, Supplemental
                          Indentures and Waivers
                          with Consent of Holders........................... 90
         SECTION 9.3.   Compliance with TIA................................. 91
         SECTION 9.4.   Revocation and Effect of Consents....................92
         SECTION 9.5.   Notation on or Exchange of
                          Securities........................................ 93
         SECTION 9.6.   Trustee to Sign Amendments, Etc..................... 93

                                      ARTICLE X

                               SUBORDINATION................................ 93

         SECTION 10.1.  Securities Subordinated to
                          Senior Debt....................................... 93
         SECTION 10.2.  No Payment on Securities in
                          Certain Circumstances............................. 94
         SECTION 10.3.  Securities Subordinated to Prior
                          Payment of All Senior Debt on
                          Dissolution, Liquidation or
                          Reorganization.................................... 96
         SECTION 10.4.  Securityholders to Be Subrogated
                          to Rights of Holders of
                          Senior Debt....................................... 97
         SECTION 10.5.  Obligations of the Company and
                          the Guarantors Unconditional...................... 98
         SECTION 10.6.  Trustee Entitled to Assume
                          Payments Not Prohibited in
                          Absence of Notice................................ 100
         SECTION 10.7.  Application by Trustee of

                                                                            PAGE
                                                                            ----

                          Assets Deposited with It......................... 100
         SECTION 10.8.  Subordination Rights Not
                          Impaired by Acts or Omissions
                          of the Company, the Guarantors
                          or Holders of Senior Debt........................ 100
         SECTION 10.9.  Securityholders Authorize
                          Trustee to Effectuate
                          Subordination of Securities...................... 101
         SECTION 10.10. Right of Trustee to Hold
                          Senior Debt...................................... 101
         SECTION 10.11. Article X Not to Prevent Events
                          of Default....................................... 102
         SECTION 10.12. No Fiduciary Duty of Trustee to
                          Holders of Senior Debt........................... 102

                                      ARTICLE XI

                        RIGHT TO REQUIRE REPURCHASE.........................102

         SECTION 11.1.  Repurchase of Securities at
                          Option of the Holder Upon
                          a Change of Control...............................102

                                     ARTICLE XII

                                 GUARANTY...................................106

         SECTION 12.1.  Guaranty............................................106
         SECTION 12.2.  Execution and Delivery of
                          Guaranty..........................................109
         SECTION 12.3.  Subsidiary Guarantors...............................109
         SECTION 12.4.  Guarantor May Consolidate, Etc.,
                          on Certain Terms..................................110
         SECTION 12.5.  Release of Guarantors...............................111
         SECTION 12.6.  Certain Bankruptcy Events...........................112

                                                                           PAGE
                                                                           ----

                                     ARTICLE XIII

                               MISCELLANEOUS................................112

         SECTION 13.1.  TIA Controls........................................112
         SECTION 13.2.  Notices.............................................112
         SECTION 13.3.  Communications by Holders with
                          Other Holders.....................................114
         SECTION 13.4.  Certificate and Opinion as to
                          Conditions Precedent..............................114
         SECTION 13.5.  Statements Required in
                          Certificate or Opinion............................114
         SECTION 13.6.  Rules by Trustee, Paying Agent,
                          Registrar.........................................115
         SECTION 13.7.  Non-Business Days...................................115
         SECTION 13.8.  Governing Law.......................................115
         SECTION 13.9.  No Adverse Interpretation of
                          Other Agreements..................................116
         SECTION 13.10. No Recourse against Others..........................116
         SECTION 13.11. Successors..........................................117
         SECTION 13.12. Duplicate Originals.................................117
         SECTION 13.13. Severability........................................117
         SECTION 13.14. Table of Contents, Headings, Etc....................117
         SIGNATURES.........................................................118

Exhibit A     Form of Security..............................................A-1
Annex I - SELECTED DEFINITIONS AND SECTIONS
          FROM THE CITICASTERS INDENTURE..............................Annex - 1

    INDENTURE, dated as of December 17, 1996, by and among Jacor Communications Company, a Florida corporation (the "Company"), Jacor Communications, Inc., a Delaware corporation (the "Parent Guarantor"), the Subsidiary Guarantors referred to below and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").


                                      ARTICLE I

    DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.  DEFINITIONS.

         "ACCELERATION NOTICE" shall have the meaning specified in Section 6.2.

         "ACCEPTANCE AMOUNT" shall have the meaning specified in Section 4.14.

         "ACQUIRED INDEBTEDNESS" means Indebtedness or Disqualified Capital Stock of any person existing at the time such person becomes a Subsidiary of the Company, including by designation, or is merged or consolidated into or with either of the Company or one of its Subsidiaries; provided, that such Indebtedness was not incurred in anticipation of, or in connection with, and was outstanding prior to such person becoming a Subsidiary of the Company.

         "ACQUISITION" means the purchase or other acquisition of any person or substantially all the assets of any person by any other person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

         "AFFILIATE" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.
For purposes of this definition, the term "control" means the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, PROVIDED, that, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

         "AFFILIATE TRANSACTION" shall have the meaning specified in Section
4.10.

         "AGENT" means any authenticating agent,
Registrar, Paying Agent or transfer agent.

         "ASSET SALE" shall have the meaning specified in Section 4.14.

         "ASSET SALE DATE" shall have the meaning specified in Section 4.14.

         "ASSET SALE OFFER" shall have the meaning specified in Section 4.14.

         "ASSET SALE OFFER AMOUNT" shall have the meaning specified in Section 4.14.

         "ASSET SALE OFFER PERIOD" shall have the meaning specified in Section 4.14.

         "ASSET SALE OFFER PRICE" shall have the meaning specified in Section 4.14.

         "ASSET SWAP" means the execution of a definitive agreement, subject only to regulatory approval and other customary closing conditions, that the Company in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of Productive Assets between the Company or any of its Subsidiaries and another person or group of affiliated persons; provided that any amendment to or waiver of any closing condition which individually or in the aggregate is material to the Asset Swap shall be deemed to be a new Asset Swap.

         "AVERAGE LIFE" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of (a) the product of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

         "BANKRUPTCY LAW" means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

         "BENEFICIAL OWNER" or "BENEFICIAL OWNER" for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date) whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

         "BOARD OF DIRECTORS" means, with respect to any person, the Board of Directors of such person or any committee of the Board of Directors of such person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such person.

         "BOARD RESOLUTION" means, with respect to any person, a duly adopted resolution of the Board of Directors of such or the executive committee of such Board of Directors of such person.

         "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

         "CAPITAL STOCK" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

         "CAPITAL LEASE" means a lease, the payments on which would be capitalized for financial reporting purposes in accordance with GAAP.

         "CAPITALIZED LEASE OBLIGATIONS" means rental obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

         "CASH" or "cash" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         "CASH EQUIVALENT" means (i) securities issued directly or fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) or (ii) time deposits and certificates of deposit with, and commercial paper issued by the parent corporation of, any domestic commercial bank of recognized standing having capital and surplus in excess of $500.0 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equiva-lent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition.

         "CITICO" means Citicasters Co., an Ohio corporation and a wholly owned subsidiary of the Company.

         "CHANGE OF CONTROL" means any transaction or series of transactions in which any of the following occurs:

         (a)  prior to a Citicasters Securities Event,

              (i) any person or group (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Sections 13(d) and 14(d) of the Exchange Act), other than Zell/Chilmark Fund L.P. or any of its Affiliates, becomes the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of (A) greater than 50% of the total voting power (on a fully diluted basis as if all convertible securities had been converted) entitled to vote in the election of directors of the Company or CitiCo, or the surviving person (if other than the Company), or (B) greater than 20% of the total voting power (on a fully diluted basis as if all convertible securities had been converted) entitled to vote in the election of directors of the Company or CitiCo, or the surviving person (if other than the Company), and such person or group has the ability to elect, directly or indirectly, a majority of the members of the Board of Directors of the Company; or

              (ii) the Company or CitiCo consolidates with or merges into another person, another person consolidates with or merges into the Company or CitiCo, the Company or CitiCo issues shares of its Capital Stock or all or substantially all of the assets of the Company or CitiCo are sold, assigned, conveyed, transferred, leased or otherwise disposed of to any person as an entirety or substantially as an entirety in one transaction or a series of related transactions and the effect of such consolidation, merger, issuance or sale is as described in clause (i) above. Notwithstanding the foregoing, no Change of Control shall be deemed to have occurred by virtue of (I) the Company or any of its employee benefit or stock plans filing (or being required to file after the lapse of time) a Schedule 13D or 14D-1 (or any successor or similar schedule, form or report under the Exchange Act) or (II) the purchase by one or more underwriters of Capital Stock of the Company in connection with a Public Offering; and,

         (b)  upon or following a Citicasters Securities Event,

              (i) any merger or consolidation of the Company with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of any of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in election of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities,

              (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Company then outstanding normally entitled to vote in elections of directors, or

              (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the begin-ning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of JCC was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

         "CHANGE OF CONTROL OFFER" shall have the meaning specified in Section 11.1.

         "CHANGE OF CONTROL OFFER PERIOD" shall have the meaning specified in
Section 11.1.

         "CHANGE OF CONTROL PURCHASE DATE" shall have the meaning specified in
Section 11.1.

         "CHANGE OF CONTROL PURCHASE PRICE" shall have the meaning specified in
Section 11.1.

         "CHANGE OF CONTROL PUT DATE" shall have the meaning specified in
Section 11.1.

         "CITICASTERS" means Citicasters Inc., a Florida corporation and predecessor to the Company.

         "CITICASTERS ASSET SALE REPURCHASE AMOUNT" shall have the meaning set forth in Annex I hereto.

         "CITICASTERS INDENTURE" means the indenture which governs the terms and provisions of the Citicasters Securities, as amended or supplemented from time to time in accordance with the terms thereof.

         "CITICASTERS SECURITIES" means the 93/4% Senior Subordinated Notes due February 15, 2004 issued by Citicasters pursuant to an indenture dated as of February

18, 1994 between Great American Communications Company, a Florida corporation (and predecessor to Citicasters), and Shawmut Bank Connecticut, National Association as trustee; as amended by the First Supplemental Indenture dated as of August 22, 1994 between Citicasters and Shawmut Bank Connecticut, National Association as trustee; as amended by the Second Supplemental Indenture dated as of June 6, 1996 between Citicasters and Fleet National Bank (formerly Shawmut Bank Connecticut, National Association) as Trustee.

         "CITICASTERS SECURITIES ASSET SALE OFFER" means an offer to purchase the Citicasters Securities in accordance with the procedures set forth in Annex I hereto.

         "CITICASTERS SECURITIES EVENT" means (x) the maturity of the Citicasters Securities, (y) the date upon which defeasance of the Citicasters Securities becomes effective or (z) the date on which there are no longer any Citicasters Securities outstanding under the terms of the governing indenture.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMISSION" means the SEC.

         "COMPANY" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

         "CONSOLIDATED" or "consolidated" means determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED EBITDA" means, with respect to any person, for any period, the Consolidated Net Income of such person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) Consolidated income tax expense, (ii) Consolidated depreciation and amortization expense, provided that consolidated depreciation and amortization of a Subsidiary that is a less than wholly owned Subsidiary shall only be added to the extent of the equity interest of the Company in such Subsidiary, (iii) other noncash charges (including amortization of goodwill and other intangibles), (iv) Consolidated Fixed Charges, and less the amount of all cash payments made by such person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period.

         "CONSOLIDATED FIXED CHARGES" of any person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such person and its Consolidated Subsidiaries during such period, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and
(b) the amount of dividends accrued or payable (or guaranteed) by such person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of such person to such person or such person's wholly owned Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

         "CONSOLIDATED NET INCOME" means, with respect to any person for any period, the net income (or loss) of such person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains or losses which are either noncash or extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock), (b) the net income, if positive, of any person, other than a wholly owned Consolidated Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such person or a wholly owned Consolidated Subsidiary of such person during such period, but in any case not in excess of such person's PRO RATA share of such person's net income for such period, (c) the net income or loss of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (d) the net income, if positive, of any of such person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary.

         "CONSOLIDATED SUBSIDIARY" means, for any person, each Subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

         "COVENANT DEFEASANCE" shall have the meaning specified in Section 8.3.

         "CREDIT FACILITY" means the Credit Agreement dated as of June 12, 1996 by and among Chemical Bank, as Administrative Agent, Banque Paribas, as Documentation Agent, and Bank of America, Illinois, as Syndication Agent, certain financial institutions from time to time party thereto, including any related notes, guarantees, collateral documents, instruments, letters of credit, reimbursement obligations and other agreements executed by or binding on the Company, any of its Subsidiaries and/or the Parent Guarantor (or any successors or assigns) in connection therewith (collectively, the "Related Documents"), as such Credit Agreement and/or Related Documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Facility" shall include agreements in respect of Interest Swap and Hedging Obligations with lenders (or affiliates thereof) party to the Credit Facility and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification in whole or in part to any Credit Facility and all refundings, refinancings and replacements in whole or in part of any Credit Facility, including, without limitation, any agreement or agreements (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, provided that on the date such Indebtedness is incurred it would be permitted by paragraph

(f) under the definition of Permitted Indebtedness, or (iv) otherwise altering the terms and conditions thereof.

         "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "DEFAULT" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

         "DEFAULTED INTEREST" shall have the meaning specified in Section 2.12.

         "DEFINITIVE SECURITIES" means Securities that are in the form of Security attached hereto as Exhibit A that does not include the paragraph and schedule referred to in footnotes 1 and 2, respectively.

         "DEPOSITARY" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.3 as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

         "DISQUALIFIED CAPITAL STOCK" means (a) except as set forth in (b), with respect to any person, Equity Interests of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Securities, and (b) with respect to any Subsidiary of such person (including with respect to any Subsidiary of the Company), any Equity

Interests other than any common equity with no preference, privileges, or redemption or repayment provisions.

         "DTC" shall have the meaning specified in Section 2.3.

         "EQUITY INTEREST" of any person means any shares, interests, participations or other equivalents (however designated) in such person's equity, and shall in any event include any Capital Stock issued by, or partnership interests in, such person.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

         "EVENT OF DEFAULT" shall have the meaning specified in Section 6.1.

         "EVENT OF LOSS" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

         "EXCESS PROCEEDS" shall have the meaning specified in Section 4.14.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "EXCLUDED PERSON" means Zell/Chilmark Fund L.P. and all Related Persons of such person.

         "EXCLUDED SUBSIDIARY" means each of Jacor National Corp., WIBX Incorporated, Marathon Communications, Inc. and Jacor Broadcasting of Idaho, Inc., an Idaho corporation.

         "EXEMPTED AFFILIATE TRANSACTION" means (a) customary employee compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of Directors of the Company, (b) dividends permitted under Section 4.3 of this Indenture payable, in form and amount, on a PRO RATA basis to all holders of Common Stock of the Parent Guarantor, (c) transactions solely between the Company and any of its Wholly owned Subsidiaries or solely among Wholly owned Subsidiaries of the Company, and (d) payments to Zell/Chilmark Fund L.P or its Affiliates for reasonable and customary fees and expenses for financial advisory and investment banking services provided to the Parent Guarantor and the Company, and (e) payments to the Parent Guarantor made in accordance with the Tax Sharing Agreement.

         "EXISTING ASSETS" means assets of the Company existing at the Issue Date (other than cash, Cash Equivalents or inventory held for resale in the ordinary course of business) and including proceeds of any sale of such assets and assets acquired in whole or in part with proceeds from the sale from any such assets.

         "EXISTING INDEBTEDNESS" means, with respect to the Company, Indebtedness existing or outstanding at the Issue Date.

         "FAIR MARKET VALUE" or "FAIR MARKET VALUE" means, with respect to any assets or properties, the amount at which such assets or properties would change hands between a willing buyer and a willing seller, within a commercially reasonable time, each having reasonable knowledge of the relevant facts, neither being under a compulsion to sell or buy, as such amount is determined by (i) the Board of Directors of either of the Company acting in good faith or (ii) an appraisal or valuation firm of national or regional standing selected by the Company, with experience in the appraisal or valuation of properties or assets of the type for which Fair Market Value is being determined.

         "FINAL PUT DATE" shall have the meaning specified in Section 4.14.

         "FUTURE SUBSIDIARY GUARANTOR" shall have the meaning specified in
Section 12.3.

         "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession as in effect on the Issue Date unless otherwise specified.

         "GLOBAL SECURITY" means a Security that contains the paragraph and schedule referred to in footnotes 1 and 2, respectively, in the form of Security attached hereto as Exhibit A.

         "GUARANTOR" means (i) the Parent Guarantor identified in the following sentence and (ii) any Subsidiary Guarantors that are or become Guarantors pursuant to the terms of this Indenture, but excluding any Persons whose guarantees have been released pursuant to the terms of this Indenture. The Parent Guarantor is Jacor Communications, Inc., a Delaware corporation.

         "GUARANTY" shall have the meaning provided in Section 12.1.

         "HOLDER" or "SECURITYHOLDER" means the person in whose name a Security is registered on the Registrar's books.

         "INCUR" or "INCUR" shall have the meaning specified in Section 4.11.

         "INCURRENCE DATE" shall have the meaning specified in Section 4.11.

         "INDEBTEDNESS" of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such any person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) relating to any Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; (b) all net obligations of such person under Interest Swap and Hedging Obligations; (c) all liabilities and obligations of others of the kind described in the preceding clause (a) or (b) that such person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such person and all obligations to purchase, redeem or acquire any Equity Interests; and (d) all Disqualified Capital Stock of such person (valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

         "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

         "INTEREST PAYMENT DATE" means the stated due date of an installment of interest on the Securities.

         "INTEREST SWAP AND HEDGING OBLIGATION" means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.

         "INVESTMENT" by any person in any other person means (without duplication) (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person or any agreement to make any such acquisition; (b) the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable or deposits arising in the ordinary course of business); (c) other than guarantees of Indebtedness of the Company or any Guarantors to the extent permit-ted by the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" or the definition of Permitted Indebtedness, the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other person (other than the endorsement of instruments for deposit or collection in the ordinary course of business); and (d) the making of any capital contribution by such person to such other person.

         "ISSUE DATE" means the date of first issuance of the Securities under this Indenture.

         "JACOR" means Jacor Communications, Inc., a Delaware corporation.

         "JUNIOR SECURITY" means any Qualified Capital Stock and any Indebtedness of the Company or a Guarantor, as applicable, that is subordinated in right of payment to Senior Debt at least to the same extent as the Securities or the Guarantees, as applicable, and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Securities; provided, that in the case of subordination in respect of Senior Debt under the Credit Facility, "Junior Security" shall mean any Qualified Capital Stock and any Indebtedness of the Company or the Guarantors, as applicable, that (i) has a final maturity date occurring after the final maturity date of, all Senior Debt outstanding under the Credit Facility on the date of issuance of such Qualified Capital Stock or Indebtedness, (ii) is unsecured, (iii) has an Average Life longer than the security for which such Qualified Capital Stock or Indebtedness is being exchanged, and (iv) by their terms or by law are subordinated to Senior Debt outstanding under the Credit Facility on the date of issuance of such Qualified Capital Stock or Indebtedness at least to the same extent as the Securities.

         "LEGAL DEFEASANCE" shall have the meaning specified in Section 8.2.

         "LEVERAGE RATIO" of any person on any date of determination (the "Transaction Date") means the ratio, on a PRO FORMA basis, of (a) the sum of the aggregate outstanding amount of Indebtedness and Disqualified Capital Stock of such person and its Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP to (b) the aggregate amount of Consolidated EBITDA of such person attributable to continuing operations and business (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period; PROVIDED, that for purposes of such calculation, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Leverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period, and (iv) the Consolidated Fixed Charges of such person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a PRO FORMA basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

         "LIEN" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

         "MATURITY DATE" means, when used with respect to the Securities, the date specified on such Security as the fixed date on which the final installment of principal of such Security is due and payable (in the absence of any acceleration thereof pursuant to the provisions of the Indenture regarding acceleration of Indebtedness or any Change of Control Offer or Asset Sale Offer).

         "NET CASH PROCEEDS" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale of Qualified Capital Stock and by the Company and its Subsidiaries in respect of an Asset Sale or an Event of Loss plus, in the case of an issuance of Qualified Capital Stock of the Company upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary), expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale, Event of Loss or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less an amount (estimated reasonably and in good faith by the Company or the amount actually incurred, if greater) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its Subsidiaries in connection with such Asset Sale.

         "NON-GUARANTOR SUBSIDIARY" means any Subsidiary that is not a Guarantor.

         "NOTICE OF DEFAULT" shall have the meaning specified in Section
6.1(3).

         "OBLIGATION" means any principal, premium or interest payment, or monetary penalty, or damages, due by the Company or any Guarantor under the terms of the Securities or the Indenture.

         "OFFICER" means, with respect to the Company or the Guarantors, the Chief Executive Officer, the President, any Senior Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of the Company or Guarantor (as applicable).

         "OFFICERS' CERTIFICATE" means, with respect to the Company or the Guarantors, a certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company or the Guarantors (as applicable) and otherwise complying with the requirements of Sections 13.4 and 13.5, and delivered to the Trustee or an Agent, as applicable.

         "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee (which may include counsel to the Trustee or the Company including an employee of the Company) or an Agent, as applicable, complying with the requirements of Sections 13.4 and 13.5, and delivered to the Trustee or an Agent, as applicable.

         "OUTSTANDING" as used with reference to the Securities shall have the meaning specified in Section 2.8 hereof.

         "PARENT" or "PARENT" of any person means a corporation which at the date of determination owns, directly or indirectly, a majority of the Voting Stock of such person or of a Parent of such person.

         "PARENT GUARANTOR" means Jacor Communications, Inc., a Delaware corporation.

         "PAYING AGENT" has the meaning specified in Section 2.3.

         "PAYMENT DEFAULT" has the meaning specified in Section 10.2.

         "PAYMENT NOTICE" shall have the meaning set out in Section 10.2.

         "PERMITTED INDEBTEDNESS" means any of the following:

                 (a) the Company and its Subsidiaries may incur Indebtedness solely in respect of bankers acceptances, letters of credit and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Company's industry; provided, that the aggregate principal amount outstanding of such Indebtedness (including any Indebtedness issued to refinance, refund or replace such Indebtedness) shall at no time exceed $5.0 million;

                 (b) the Company may incur Indebtedness to any Wholly owned Subsidiary Guarantor, and any Wholly owned Subsidiary Guarantor may incur Indebtedness to any other Wholly owned Subsidiary Guarantor or to the Company; provided, that in the case of Indebtedness of the Company, such obligations shall be unsecured and subordinated in all respects to the Company's obligations pursuant to the Securities and the date of any event that causes such Subsidiary

Guarantor to no longer be a Wholly owned Subsidiary shall be an Incurrence
Date;

                 (c) the Company and the Guarantors may incur Indebtedness evidenced by the Securities and the Guarantees and represented by the Indenture up to the amounts specified therein as of the date hereof;

                 (d) the Company and the Guarantors, as applicable, may incur Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, which Indebtedness was incurred pursuant to the Leverage Ratio in Section 4.11 hereof or clause (c) of this definition;

                 (e) the Company and its Subsidiaries may incur Indebtedness in an aggregate amount outstanding at any time (including any Indebtedness issued to refinance, replace, or refund such Indebtedness) of up to $5.0 million;

                 (f) the Company and the Guarantors may incur Indebtedness incurred pursuant to the Credit Facility up to an aggregate principal amount outstanding (including any Indebtedness issued to refinance, refund or replace such Indebtedness in whole or in part) at any time of $600.0 million, plus accrued interest and additional expense and reimbursement obligations with respect thereto and such additional amounts as may be deemed to be outstanding in the form of Interest Swap and Hedging Obligations with lenders (or affiliates thereof) party to the Credit Facility, minus the amount of any such Indebtedness retired with Net Cash Proceeds from any Asset Sale;

                 (g) the Company and the Guarantors may incur Indebtedness under Interest Swap and Hedging Obligations that do not increase the Indebtedness of the Company other than as a result of fluctuations in interest or foreign currency exchange rates provided that such Interest Swap and Hedging Obligations are incurred for the purpose of provid-ing interest rate protection with respect to Indebtedness permitted under the Indenture or to provide currency exchange protection in connection with revenues generated in currencies other than U.S. dollars;

                 (h) Subsidiaries may incur Acquired Indebtedness if the Company at the time of such incurrence could incur such Indebtedness pursuant to the Leverage Ratio in Section 4.11; and

                 (i) the Company and its Subsidiaries may incur Indebtedness existing on the Issue Date.

         "PERMITTED INVESTMENT" means:

                 (a)  Investments in any of the Securities;

                 (b)  Cash Equivalents;

                 (c)  intercompany loans to the extent permitted under clause
(b) of the definition of "Permitted Indebtedness" and intercompany security agreements relating thereto;

                 (d) loans, advances or investments in existence on the Issue Date;

                 (e) Investments in a person substantially all of whose assets are of a type generally used in a Related Business (an "Acquired Person") if, as a result of such Investments, (i) the Acquired Person immediately thereupon is or becomes a Subsidiary of the Company, or (ii) the Acquired Person immediately thereupon either (1) is merged or consolidated with or into the Company or any of its Subsidiaries and the surviving person is the Company or a Subsidiary of the Company or (2) transfers or conveys all or substantially all of its assets, or is liquidated into, the Company or any of its Subsidiaries;

                 (f) Investments in a person with whom the Company or any of its Subsidiaries have entered into, (i) local market agreements or time brokerage agreements pursuant to which the Company or any one of its Subsidiaries programs substantial portions of the broadcast day on such person's radio broadcast station(s) and sells advertising time during such program segments for its own account or (ii) joint sales agreements pursuant to which the Company or any of its Subsidiaries sells substantially all of the advertising time for such person's radio broadcast station(s);

                 (g) Investments that are in persons which will have the purpose of furthering the operations of the Company and its Subsidiaries not to exceed $10.0 million; and

                 (h) demand deposit accounts maintained in the ordinary course of business.

         "PERMITTED LIEN" means:

                 (a)  Liens existing on the Issue Date;

                 (b) Liens imposed by governmental authorities for taxes, assessments or other charges or levies not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP as of the date of determination;

                 (c) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (i) the underlying obligations are not overdue for a period of more than 60 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP as of the date of determination;

                 (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and deposits made in the ordinary course of business to secure obligations of public utilities;

                 (e) easements, rights-of-way, zoning, building restrictions, reservations, encroachments, exceptions, covenants, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property, subject thereto (as such property is used by the Company or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                 (f) Liens arising by operation of law in connection with judgments, provided, that the execution or other enforcement of such Liens is effectively stayed and that the claims secured thereby are being contested in good faith by appropriate proceedings;

                 (g) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;

                 (h) Liens securing Indebtedness of a person existing at the time such person becomes a Subsidiary or is merged with or into the Company or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, provided that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets;

                 (i) leases or subleases granted to other persons in the ordinary course of business not materially interfering with the conduct of the business of the Company or any of its Subsidiaries or materially detracting from the value of the relative assets of the Company or any of its Subsidiaries;

                 (j) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business;

                 (k) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Securities than the terms of the Liens securing such refinanced Indebtedness provided that the Indebtedness secured is not increased and the lien is not extended to any additional assets or property;

                 (l) Liens in favor of the Administrative Agent pursuant to the Credit Facility; and

                 (m) Liens on property of a Subsidiary of the Company provided that such Liens secure only obligations owing by such Subsidiary to the Company or another Subsidiary of the Company.

         "PERSON" or "PERSON" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

         "PLAN OF LIQUIDATION" means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of the Company to holders of Capital Stock of the Company.

         "PREFERRED STOCK" as applied to the Capital Stock of any corporation, means Capital Stock ranking prior to the shares of any other class of Capital Stock of said corporation as to the payment of dividends or the distribution of assets on any voluntary or involuntary liquidation.

         "PRESENT SUBSIDIARY GUARANTORS" means Broadcast Finance, Inc.; Cine Films, Inc.; Cine Guarantors, Inc.; Cine Guarantors II, Inc.; Cine Guarantors II, Ltd.; Cine Mobile Systems Int'l. N.V.; Cine Movil S.A. de C.V.; Citicasters Co.; F.M.I. Pennsylvania, Inc.; GACC-N26LB, Inc.; GACC-340, Inc.; Georgia Network Equipment, Inc.; Great American Merchandising Group, Inc.; Great American Television Productions, Inc.; Inmobilaria Radial, S.A. de C.V.; Jacor Broadcasting Corporation; Jacor Broadcasting of Atlanta, Inc.; Jacor Broadcasting of Colorado, Inc.; Jacor Broadcasting of Florida, Inc.; Jacor Broadcasting of Idaho, Inc.; Jacor Broadcasting of Iowa, Inc.;. Jacor Broadcasting of Knoxville, Inc.; Jacor Broadcasting of Lexington, Inc.; Jacor Broadcasting of St. Louis, Inc.; Jacor Broadcasting of San Diego, Inc.; Jacor Broadcasting of Sarasota, Inc.; Jacor Broadcasting of Tampa Bay, Inc.; Jacor Cable, Inc.; Location Productions, Inc.; Location Productions II, Inc.; Noble Broadcast Center, Inc.; Noble Broadcast Group, Inc.; Noble Broadcast Holdings, Inc.; Noble Broadcast Licenses, Inc.; Noble Broadcast of Colorado, Inc.; Noble Broadcast of St. Louis, Inc.; Noble Broadcast of San Diego, Inc.; Noble Broadcast of Toledo, Inc.; Nobro, S.C.; Nova Marketing Group, Inc.; Sports Radio Broadcasting, Inc.; Sports Radio,

Inc.; Taft-TCI Satellite Services, Inc.; The River Niger Pictures, Inc.; The Sy Fischer Company Agency, Inc.; WHOK, Inc.; and VTTV Productions, each a direct or indirect subsidiary of the Company or any successor entity, whether by merger, consolidation, change of name or otherwise.

         "PRO RATA PORTION" shall have the meaning specified in Section 12.1.

         "PRODUCTIVE ASSETS" means assets of a kind used or usable by the Company and its Subsidiaries in a Related Business.

         "PROPERTY" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

         "PUBLIC OFFERING" means a firm commitment underwritten primary offering of Capital Stock of the Parent Guarantor or the Company.

         "QUALIFIED CAPITAL STOCK" means any Capital Stock of the Company that is not Disqualified Capital Stock.

         "QUALIFIED EXCHANGE" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Indebtedness of the Company issued on or after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of Qualified Capital Stock or any exchange of Qualified Capital Stock for any Capital Stock or Indebtedness issued on or after the Issue Date.

         "RECORD DATE" means a Record Date specified in the Securities whether or not such Record Date is a Business Day.

         "REDEMPTION DATE," when used with respect to any Security to be redeemed, means the date fixed for such re-demption pursuant to Article III of this Indenture and Paragraph 5 in the form of Security.

         "REDEMPTION PRICE," when used with respect to any Security to be redeemed, means the redemption price for such redemption pursuant to Paragraph 5 in the form of Security, which shall include, without duplication, in each case, accrued and unpaid interest to the Redemption Date (subject to the provisions of Section 3.5).

         "REFERENCE PERIOD" with regard to any Person means the four full fiscal quarters (or such lesser period during which such person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Securities or the Indenture.

         "REFINANCING INDEBTEDNESS" means Indebtedness or Disqualified
Capital Stock (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accredited value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) such Refinancing Indebtedness of any Subsidiary of the Company shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary, (B) such Refinancing Indebtedness shall (x)not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Securities than was the Indebtedness or Disqualified Capital Stock to be refinanced and (C) such Refinancing Indebtedness shall have no installment of principal (or redemption payment) scheduled to come due earlier than the scheduled maturity of any installment of principal of the Indebtedness or Disqualified Capital Stock to be so refinanced which was scheduled to come due prior to the Stated Maturity.

          "REGISTRAR" shall have the meaning specified in Section 2.3.

          "RELATED BUSINESS" means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are materially related businesses.

          "RELATED PERSON" means any person who controls, is controlled by or is under common control with an Excluded Person; PROVIDED that for purposes of this definition "control" means the beneficial ownership of more than 50% of the total voting power of a person normally entitled to vote in the election of directors, managers or trustees, as applicable of a person.

          "REPRESENTATIVE" means Chemical Bank in its capacity as Administrative Agent for lenders pursuant to the New Credit Facility, and not in its individual capacity as a lender, and any successor Administrative Agent appointed pursuant to the Credit Facility.

          "REQUIRED LENDERS" means lenders under the Credit Facility whose PRO RATA shares (as defined therein), pursu-ant to the Credit Facility, are in the aggregate at least 66 2/3%.

          "RESTRICTED INVESTMENT" means, in one or a series of related transactions any Investment other than investments in Permitted Investments; provided, however, that a merger of another person with or into the Company or a Subsidiary Guarantor shall not be deemed to be a Restricted Investment so long as the surviving entity is the Company or a direct Wholly owned Subsidiary Guarantor.

          "RESTRICTED PAYMENT" means with respect to any person, (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such person or any parent or Subsidiary of such person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such person or any Subsidiary or parent of such person, (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such person or a parent or Subsidiary of such person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness and (d) any Restricted Investment by such person; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Capital Stock of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer; (ii) any dividend, distribution or other payment to the Company, or to any Wholly owned Subsidiary Guarantor, by any of the Subsidiaries of the Company; or (iii) loans or advances to any Guarantor the proceeds of which are used by such Subsidiary Guarantor in a Related Business activity of such Subsidiary Guarantor.

          "SEC" means the Securities and Exchange Commission.

          "SECURITIES" means the 9 3/4% Senior Subordinated Notes due 2006 issued under this Indenture.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "SECURITIES CUSTODIAN" means the Registrar, as custodian with respect to the Securities in global form, or any successor entity thereto.

          "SECURITYHOLDER" or "HOLDER" means any person in whose name a Security is registered on the Registrar's books.

          "SENIOR DEBT" of the Company or any Guarantor means Indebtedness (including any monetary obligation in respect of the Credit Facility, and interest, whether or not such interest is allowed or allowable, accruing on Indebtedness incurred pursuant to the Credit Facility at the contracted-for rate whether accruing on, before or after the commencement of any proceeding under any bankruptcy, insolvency or similar law) of the Company or such Guarantor arising under the Credit Facility or that, by the terms of the instrument creating or evidencing such Indebtedness, is expressly designated Senior Debt and made senior in right of payment to the Securities or the applicable Guaranty; provided, that in no event shall Senior Debt include (a) Indebtedness to any Subsidiary of the Company or any officer, director or employee of the Company or any Subsidiary of the Company, (b) Indebtedness incurred in violation of the terms of the Indenture, (c) Indebtedness to trade creditors, (d) Disqualified Capital Stock and (e) any liability for taxes owed or owing by the Company or such Guarantor.

          "SIGNIFICANT SUBSIDIARY" shall have the meaning provided under Regulation S-X of the Securities Act, in effect on the Issue Date.

          "SPECIAL RECORD DATE" for payment of any Defaulted Interest means a date fixed by the Paying Agent pursuant to Section 2.12.

          "STATED MATURITY," when used with respect to any Security, means December 15, 2006.

          "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Company or a Guarantor that is subordinated in right of payment to the Securities or such Guaranty, as applicable, in any respect or has a stated maturity on or after the Stated Maturity.

          "SUBSIDIARY" with respect to any person, means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person, (ii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least majority ownership interest, or (iii) a partnership in which such person or a Subsidiary of such person is, at the time, a general partner and in which such person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

          "SUBSIDIARY GUARANTORS" means (i) the Present Subsidiary Guarantors and (ii) Future Subsidiary Guarantors (other than Excluded Subsidiaries) that become Subsidiary Guarantors pursuant to the terms of this Indenture, but excluding any Persons whose guarantees have been released pursuant to the terms of this Indenture.

          "TAX SHARING AGREEMENT" means any agreements between the Company and the Parent Guarantor pursuant to which the Company may make payments to the Parent Guarantor with respect to the Company's Federal, state, or local income or franchise tax liabilities where the Company is included in a consolidated, unitary or combined return filed by the Parent Guarantor; PROVIDED, HOWEVER, that the payment by the Company under such agreement may not exceed the liability of the Company for such taxes if it had filed its income tax returns as a separate company.

          "10 1/8% NOTES" means the 10 1/8% Senior Subordinated Notes due June 15, 2006 issued by JCAC, Inc. (predecessor to the Company) pursuant to an Indenture dated as of June 12, 1996 between JCAC, Inc., Jacor
Communication Inc., as Initial Guarantor and First Trust of Illinois, National Association.

          "TIA" means the Trust Indenture Act of 1939, as amended, (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the execution of this Indenture, except as provided in Section 9.3.

          "TRANSFER INSTRUMENTS" shall have the meaning specified in Section
12.2.

          "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "TRUST OFFICER" means any officer within the corporate trust department (or any successor group) of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

          "U.S. GOVERNMENT OBLIGATIONS" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

          "VOTING STOCK" means, with respect to any specified person, capital stock with voting power, under ordinary circumstances, to elect directors of such Person.

          "WHOLLY OWNED SUBSIDIARY" means a Subsidiary all the Equity Interests of which are owned by the Company or one or more Wholly owned Subsidiaries of the Company.

          SECTION 2.  INCORPORATION BY REFERENCE OF TIA.

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "COMMISSION" means the SEC.

          "INDENTURE SECURITIES" means the Securities.

          "INDENTURE SECURITYHOLDER" means a Holder or a Securityholder.

          "INDENTURE TO BE QUALIFIED" means this Indenture.

          "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

          "OBLIGOR" on the indenture securities means the Company, each Guarantor and any other obligor on the Securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

          SECTION 3.  RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5)  provisions apply to successive events and transactions;

          (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (7) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.


                                   ARTICLE II

                                 THE SECURITIES

          SECTION 1.  FORM AND DATING.


     The Securities and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A hereto, which Exhibit is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Security attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

     The terms and provisions contained in the forms of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          SECTION 2.  EXECUTION AND AUTHENTICATION.

          Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Security for the Company by manual or facsimile signature. The Company's seal, if any, shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

     If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Securities and this Indenture.

     A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

     The Trustee shall authenticate or cause to be authenticated Securities for original issue in the aggregate principal amount of up to $170,000,000 upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $170,000,000, except as provided in Section 2.7. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name changes of the Company.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company, or any of its Subsidiaries.

     Securities shall be issuable only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

          SECTION 3.  REGISTRAR AND PAYING AGENT.

          The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or exchange ("Registrar") and an office or agency of the Company where Securities may be presented for payment ("Paying Agent") and where notices and demands to or upon the Company in respect of the Securities may be served. The Company may act as Registrar or Paying Agent, except that, for the purposes of Articles III, VIII, XI, and Section 4.14 and as otherwise specified in this Indenture, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent, and by its acknowledgement and acceptance on the signature page hereto, the Trustee hereby agrees so to act.

          The Company shall enter into an appropriate written agency agreement with any Agent (including the Paying Agent) not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent, and shall furnish a copy of each such agreement to the Trustee. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

          The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Securities.

          The Company initially appoints the Registrar to act as Securities Custodian with respect to the Global Securities.

          Upon the occurrence of an Event of Default described in Section 6.1(4) or (6), the Trustee shall, or upon the occurrence of any other Event of Default by notice to the Company, the Registrar and the Paying Agent, the Trustee may, assume the duties and obligations of the Registrar and the Paying Agent hereunder.

          SECTION 4.  PAYING AGENT TO HOLD ASSETS IN TRUST.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee in writing of any Default in making any such payment. If a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default or any Event of Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company) shall have no further liability for such assets.

          SECTION 5.  SECURITYHOLDER LISTS.

          The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee or any Paying Agent is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee or any such Paying Agent may request in writing a list in such form and as of such date as the Trustee or any such Paying Agent reasonably may require of the names and addresses of Holders and the Company shall otherwise comply with TIA Section 312(a).

          SECTION 6.  TRANSFER AND EXCHANGE.

               (a) TRANSFER AND EXCHANGE OF DEFINITIVE SECURITIES. When Definitive Securities are presented to the Registrar with a request:

                              (x) to register the transfer of such Definitive
Securities; or

                              (y) to exchange such Definitive Securities for an
equal principal amount of Definitive Securities of other authorized denominations; the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; PROVIDED, HOWEVER, that the Definitive Securities surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

               (b) RESTRICTIONS ON TRANSFER OF A DEFINITIVE SECURITY FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar, together with written instructions of the Holder directing the Registrar to make, or to direct the Securities Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, then the Registrar shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accord-ingly. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Security in the appropriate principal amount.

               (c) TRANSFER AND EXCHANGE OF GLOBAL SECURITIES. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor.

               (d) TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL SECURITY FOR A DEFINITIVE SECURITY.

                    (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Definitive Security. Upon receipt by the Registrar of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Security, and, if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification from such person to that effect (in substantially the form set forth on the reverse of the Security)(all of which may be submitted by facsimile), then the Registrar or the Securities Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of the Global Security to be reduced and, following such reduction, the Company will execute and the Trustee's authenticating agent will authenticate and deliver to the transferee a Definitive Security.

                    (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar. The Registrar shall deliver such Definitive Securities to the persons in whose names such Securities are so registered.

               (e) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL SECURITIES. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

               (f) AUTHENTICATION OF DEFINITIVE SECURITIES IN ABSENCE OF DEPOSITARY. If at any time:

                    (i) the Depositary for the Securities notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Securities and a successor Depositary for the Global Securities is not appointed by the Company within 90 days after delivery of such notice; or

                    (ii) the Company, in its sole discretion, notifies the Trustee and the Registrar in writing that it elects to cause the issuance of Definitive Securities under this Indenture,

then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Securities, will, or its authenticating agent will, authenticate and deliver Definitive Securities, in an aggregate principal amount equal to the principal amount of the Global Securities, in exchange for such Global Securities.

               (g) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL SECURITY. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or cancelled, such Global Security shall be returned to or retained and cancelled by the Registrar. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or cancelled, the principal amount of Securities represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security, by the Registrar or the Securities Custodian, at the direction of the Registrar, to reflect such reduction.

               (h) OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF SECURITIES.

                    (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee or any authenticating agent of the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's request.

                    (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.7, 4.14(8), 9.5, or 11.1 (final paragraph)).

                    (iii) The Registrar shall not be required to register the transfer of or exchange (a) any Definitive Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Definitive Security being redeemed in part, or (b) any Security for a period beginning 15

     Business Days before the mailing of a notice of an offer to repurchase pursuant to Article XI or Section 4.14 hereof or redemption of Securities pursuant to Article III hereof and ending at the close of business on the day of such mailing.

          SECTION 7.  REPLACEMENT SECURITIES.


          If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Registrar, to the Registrar to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee or any authenticating agent of the Trustee shall authenticate a replacement Security if the Registrar's requirements are met. If required by the Trustee, the Registrar or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Registrar, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. In the case of any lost Security that will become due and payable within 30 days, the Company can choose to pay such Security rather than replacing such Security. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

          Every replacement Security is an additional obligation of the Company.

          SECTION 8.  OUTSTANDING SECURITIES.

          Securities outstanding at any time are all the Securities that have been authenticated by the Trustee (including any Security represented by a Global Security) except those cancelled by the Registrar, those delivered to the Registrar for cancellation, those reductions in the interest in a Global Security effected by the Registrar hereunder, those paid pursuant to Section 2.7 and those de-scribed in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as provided in Section 2.9.

          If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Registrar receives proof satisfactory to it that the replaced Security is held by a BONA FIDE purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to
Section 2.7.

          If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds Cash or U.S. Government Obligations sufficient to pay all of the principal and interest and premium, if any, due on the Securities payable on that date and payment of the Securities called for redemption is not otherwise prohibited, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

          SECTION 9.  TREASURY SECURITIES.

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company or Affiliates of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

          SECTION 10.  TEMPORARY SECURITIES.

          Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company reasonably and in good faith consider appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall, upon receipt of a written order of the Company in the form of an Officers' Certificate, authenticate Definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

          SECTION 11.  CANCELLATION.

          The Company at any time may deliver Securities to the Registrar for cancellation. The Trustee and the Paying Agent shall forward to the Registrar any Securities surrendered to them for registration of transfer, exchange or payment. The Registrar, or at the direction of the Registrar, the Trustee or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, return to the Company all Securities surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.7, the Company may not issue new Securities to replace Securities that have been paid or delivered to the Registrar for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture.

          SECTION 12.  DEFAULTED INTEREST.

          Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest at the rate and in the manner provided in Section 4.1 hereof and the Security (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                    (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Paying Agent an amount of Cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment, such Cash when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Paying Agent shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Paying Agent of the notice of the proposed payment. The Paying Agent shall promptly notify the Company and the Trustee of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities (or their respective predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                    (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee and the Paying Agent.

          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

          SECTION 13.  CUSIP NUMBERS.

          The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.


                                   ARTICLE III

                                   REDEMPTION

          SECTION 1.  RIGHT OF REDEMPTION.

          Redemption of Securities, as permitted by the provisions of this Indenture, shall be made in accordance with such provisions and this Article
III. The Company will not have the right to redeem any Securities prior to December 15, 2001. On or after December 15, 2001, the Company will have the right to redeem all or any part of the Securities pursuant to Paragraph 5 thereof, in each case (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date, and subject to the provisions set forth in Section 3.5), including accrued and unpaid interest to the Redemption Date.

          SECTION 2.  NOTICES TO TRUSTEE AND PAYING AGENT.

          If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of Securities to be redeemed and whether it wants the Paying Agent to give notice of redemption to the Holders.

          If the Company elects to reduce the principal amount of Securities to be redeemed pursuant to Paragraph 5 of the Securities by crediting against any such redemption Securities it has not previously delivered to the Trustee and the Paying Agent for cancellation, it shall so notify the Trustee, in the form of an Officers' Certificate, and the Paying Agent of the amount of the reduction and deliver such Securities with such notice.

          The Company shall give each notice to the Trustee and the Paying Agent provided for in this Section 3.2 at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee and the Paying Agent). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

          SECTION 3.  SELECTION OF SECURITIES TO BE REDEEMED.

          If less than all of the Securities are to be redeemed pursuant to Paragraph 5 thereof, the Trustee shall select the Securities to be redeemed by lot or by such other method as the Trustee shall determine to be appropriate and fair.

          The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company and the Paying Agent in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

          SECTION 4.  NOTICE OF REDEMPTION.

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to the Trust-ee, the Paying Agent and each Holder whose Securities are to be redeemed. At the Company's request, the Paying Agent shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

                    (1)  the Redemption Date;

                    (2) the Redemption Price, including the amount of accrued and unpaid interest to be paid upon such redemption;

                    (3) the name, address and telephone number of the Paying Agent;

                    (4) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

                    (5) that, unless the Company defaults in its obligation to deposit with the Paying Agent Cash, or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, Cash in an amount to fund the Redemption Price, in accordance with Section 3.6 hereof or such redemption payment is otherwise prohibited, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, including accrued and unpaid interest to the Redemption Date, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

                    (6) if any Security is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                    (7) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

                    (8)  the CUSIP number of the Securities to be redeemed; and

                    (9)  that the notice is being sent pursuant to this Section
     3.4 and pursuant to the optional redemption provisions of Paragraph 5 of the Securities.

          SECTION 5.  EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed in accordance with Section 3.4, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest to the Redemption Date. Upon surrender to the Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including interest, if any, accrued and unpaid to the Redemption Date; PROVIDED that if the Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date to which such Record Date relates, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date; and PROVIDED, FURTHER, that if a Redemption Date is a non-Business Day, payment shall be made on the next succeeding

Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

          SECTION 6.  DEPOSIT OF REDEMPTION PRICE.

          On or prior to the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) Cash or U.S. Government Obligations sufficient to pay the Redemption Price of, including accrued and unpaid interest on, all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Registrar for cancellation). The Paying Agent shall promptly return to the Company any Cash or U.S. Government Obligations so deposited which is not required for that purpose upon the written request of the Company.

          If the Company complies with the preceding paragraph and the other provisions of this Article III and payment of the Securities called for redemption is not otherwise prohibited, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and the Security.

          SECTION 7.  SECURITIES REDEEMED IN PART.

          Upon surrender of a Security that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge to the Holder, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.


                                   ARTICLE IV

                                    COVENANTS

          SECTION 1.  PAYMENT OF SECURITIES.

          The Company shall pay the principal of and interest and premium, if applicable, on the Securities on the dates and in the manner provided herein and in the Securities. An installment of principal of or interest and premium, if applicable, on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 10:00 a.m. New York City time on that date, Cash deposited and designated for and sufficient to pay the installment.

          The Company shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Securities compounded semi-annually, to the extent lawful.

          SECTION 2.  MAINTENANCE OF OFFICE OR AGENCY.

          The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee and the Paying Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Paying Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee and the Paying Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the principal corporate trust office of the Paying Agent as such office.

          SECTION 3.  LIMITATION ON RESTRICTED PAYMENTS.

          On and after the Issue Date the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment, if, after giving effect to such Restricted Payment on a PRO FORMA basis, (1) a Default or an Event of Default shall have occurred and be continuing, (2) the Company is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio in Section 4.11, or (3) the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the sum of (a)(x) 100% of the aggregate Consolidated EBITDA of the Company and its Consolidated Subsidiaries for the period (taken as one accounting period), commencing on the first day of the first full fiscal quarter commencing after the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated EBITDA for such period is a deficit, then minus 100% of such deficit) less (y) 1.4 times Consolidated Fixed Charges for the same period plus
(b) the aggregate Net Cash Proceeds received by the Company from the sale of its Qualified Capital Stock (other than (i) to a Subsidiary of the Company and (ii) to the extent applied in connection with a Qualified Exchange), after the Issue Date.

          The foregoing clauses (2) and (3) of the immediately preceding paragraph, however, will not prohibit (w) payments to the Parent Guarantor to reimburse the Parent Guarantor for reasonable and necessary corporate and administrative expenses, (x) Restricted Investments, PROVIDED, that, after giving PRO FORMA effect to such Restricted Investment, the aggregate amount of all such Restricted Investments made on or after the Issue Date that are outstanding (after giving effect to any such Restricted Investments that are returned to the Company or the Subsidiary Guarantor that made such prior Restricted Investment, without restriction, in cash on or prior to the date of any such calculation) at any time does not exceed $5.0 million, (y) a Qualified Exchange and (z) the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions.
The full amount of any Restricted Payment made pursuant to the foregoing clauses
(x) and (z) of the immediately preceding sentence, however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made pursuant to clause (3) of the immediately preceding paragraph.

          SECTION 4.  CORPORATE EXISTENCE.

          Subject to Article V, the Company and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate existence in accordance with the respective organizational documents of each of them (as the same may be amended from time to time) and the rights (charter and statutory) and corporate franchises of the Company and the Guarantors; PROVIDED, HOWEVER, nothing in this Section will prohibit the Company or any Guarantor from engaging in any transaction permitted under Section 12.4 or Section 12.5 hereof and PROVIDED FURTHER that neither the Company nor any Guarantor shall be required to preserve any right or franchise if (a) the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of such entity and (b) the loss thereof is not disadvantageous in any material respect to the Holders.

          SECTION 5.  PAYMENT OF TAXES AND OTHER CLAIMS.

          Except with respect to immaterial items, the Company and the Guarantors shall, and shall cause each of their Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company and the Guarantors or any of their Subsidiaries or any of their respective properties and assets; and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Company and the Guarantors or any of their Subsidiaries; PROVIDED, HOWEVER, that neither the Company nor any of the Guarantors shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

          SECTION 6.  MAINTENANCE OF PROPERTIES AND INSURANCE.

          The Company and the Guarantors shall cause all material properties used or useful to the conduct of their business and the business of each of their Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; PROVIDED, HOWEVER, that nothing in this Section 4.6 shall prevent the Company or any Guarantor from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (a), in the judgment of the Board of Directors of the Company, desirable in the conduct of the business of such entity and (b) not disadvantageous in any material respect to the Holders.

          The Company and the Guarantors shall provide, or cause to be provided, for themselves and each of their Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company is adequate and appropriate for the conduct of the business of the Company, the Guarantors and such Subsidiaries.

          SECTION 7.  COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

               (a) The Company shall deliver to the Trustee within 120 days after the end of its fiscal year an Officers' Certificate, one of the signers of which shall be the principal executive, principal financial or principal accounting officer of the Company, complying with Section 314(a)(4) of the TIA and stating that a review of its activ-ities and the activities of its Subsidiaries, if any, during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company or any Guarantor to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

              (b) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default or any Event of Default unless one of its Trust Officers receives written notice thereof from the Company or any of the Holders.

         SECTION 8.  REPORTS.

         For so long as the Parent Guarantor or any successor thereto is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and the Company is a wholly owned Subsidiary of the Parent Guarantor, the Company shall deliver to the Trustee, and to each Holder, the Parent Guarantor's annual and quarterly reports pursuant to Section 13 or 15(d) of the Exchange Act, within 15 days after such reports have been filed with the Commission; PROVIDED, HOWEVER; in the event either (i) the Parent Guarantor or a successor as set forth above is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or (ii) the Company is no longer a wholly owned

Subsidiary of the Parent Guarantor or a successor as set forth above, then whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and, to each Holder, within 15 days after it is or would have been (if it were subject to such reporting obligations) required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent accountants as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, to the extent permitted by the Exchange Act or the Commission (if it were subject to such reporting obligations), file with the Commission the annual, quarterly and other reports which it is or would have been required to file with the Commission.

         SECTION 9.  LIMITATION ON STATUS AS INVESTMENT COMPANY.

         Neither the Company nor any Subsidiary shall become an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act.

         SECTION 10.  LIMITATION ON TRANSACTIONS WITH AFFILIATES.

         After the Issue Date, the Company shall not, and shall not permit any of its Subsidiaries to, enter into any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction") or any series of related Affiliate Transactions (other than Exempted Affili-ate Transactions) (i) unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to the Company, and no less favorable to the Company than could have been obtained in an arm's length transaction with a non-Affiliate and, (ii) if involving consideration to either party in excess of $5.0 million, unless such Affiliate Transaction(s) is evidenced by (A) an Officers' Certificate addressed and delivered to the Trustee certifying that such Affiliate Transaction (or Transactions) has been approved by a majority of the members of the Board of Directors of the Company that are disinterested in such transaction or, (B) in the event there are no members of the Board of Directors of the Company who are disinterested in such transaction, then so long as the Company is a wholly owned Subsidiary of the Parent Guarantor, an Officers' Certificate addressed and delivered to the Trustee certifying that such Affiliate Transaction (or Transactions) have been approved by a majority of the members of the Board of Directors of the Parent Guarantor that are disinterested in such transaction and (iii) if involving consideration to either party in excess of $10.0 million, unless in addition the Company, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such transaction to the Company from a financial point of view from an independent investment banking firm of national reputation.

         SECTION 11. LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND DISQUALIFIED CAPITAL STOCK.

         Except as set forth below, neither the Company nor any of the Company's Subsidiaries shall, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness or any Disqualified Capital Stock (including Acquired Indebtedness) other than Permitted Indebtedness. Notwithstanding the foregoing limitations, the Company may incur

Indebtedness and Disqualified Capital Stock in addition to Permitted
Indebtedness: if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a PRO FORMA basis to, such incurrence of Indebtedness or Disqualified Capital Stock and (ii) on the date of such incurrence (the "Incurrence Date"), the Leverage Ratio of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect on a PRO FORMA basis to such incurrence of such Indebtedness or Disqualified Capital Stock and, to the extent set forth in the definition of Leverage Ratio, the use of proceeds thereof, would be less than 7.0 to 1.

         Indebtedness or Disqualified Capital Stock of any person which is outstanding at the time such person becomes a Subsidiary of the Company (including upon designation of any subsidiary or other person as a Subsidiary) or is merged with or into or consolidated with the Company or a Subsidiary of the Company shall be deemed to have been Incurred at the time such Person becomes such a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company, as applicable.

         SECTION 12. LIMITATIONS ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

         Neither the Company nor any of its Subsidiaries shall permit any of their Subsidiaries to, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of the Company to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Company or any Subsidiary of the Company, except (a) restrictions imposed by the Securities or the Indenture, (b) restrictions imposed by applicable law, (c) existing restrictions under Indebtedness outstanding on the Issue Date, (d) restrictions under any Acquired

Indebtedness not incurred in violation of the Indenture or any agreement relating to any property, asset, or business acquired by the Company or any of its Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any person, other than the person acquired, or to any property, asset or business, other than the property, assets and business so acquired, (e) any such restriction or requirement imposed by Indebtedness incurred under paragraph (f) under the definition of Permitted Indebtedness, provided such restriction or requirement is no more restrictive than that imposed by the Credit Facility as of the Issue Date, (f) restrictions with respect solely to a Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary, provided such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold, and (g) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clauses
(a), (c) or (d) of this paragraph that are not more restrictive than those being replaced and do not apply to any other person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced. Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice, or other standard non-assignment clauses in contracts entered into in the ordinary course of business, (b) Capital Leases or agreements governing purchase money Indebtedness which contain restrictions of the type referred to above with respect to the property covered thereby, nor (c) Liens permitted under the terms hereof on assets securing Senior Debt incurred pursuant to the Leverage Ratio in Section 4.11 or permitted pursuant to the definition of Permitted Indebtedness, shall in and of themselves be considered a restriction on the


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ability of the applicable Subsidiary to transfer such agreement or assets, as the case may be.

         SECTION 13.  LIMITATIONS ON LAYERING INDEBTEDNESS; LIENS.

         The Company and its Subsidiaries shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, incur, or, other than with respect to the 10 1/8% Notes, suffer to exist (a) any Indebtedness that is subordinate in right of payment to any other Indebtedness of the Company or a Guarantor unless, by its terms, such Indebtedness (i) has a maturity date subsequent to the Stated Maturity of the Securities and an Average Life longer than that of the Securities and (ii) is subordinate in right of payment to, or ranks PARI PASSU with, the Securities or the Guarantees, as applicable, or (b) other than Permitted Liens, any Lien upon any of properties or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom securing Indebtedness other than (1) Liens securing Senior Debt incurred pursuant to the Leverage Ratio in accordance with Section 4.11 and (2) Liens securing Senior Debt incurred as permitted pursuant to the definition of Permitted Indebtedness.

         SECTION 14.  LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK.

         The Company and its Subsidiaries shall not, and shall not permit any of their Subsidiaries to, in one or a series of related transactions, sell, transfer, or otherwise dispose of, any of its property, business or assets, including by merger or consolidation (in the case of a Guarantor or a Subsidiary of the Company), and including any sale or other transfer or issuance of any Equity Interests of any direct or indirect Subsidiary of the Company, whether by the Company or a direct or indirect Subsidiary thereof (an "Asset Sale"), unless
(1) within 450 days after the date of such Asset Sale, the Net Cash Proceeds therefrom (the "Asset


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Sale Offer Amount") are (a) applied to the optional redemption of the Securities in accordance with the terms hereof and the Securities or to the repurchase of the Securities pursuant to an irrevocable, unconditional cash offer (the "Asset Sale Offer") to repurchase Securities at a purchase price (the "Asset Sale Offer Price") of 100% of principal amount, plus accrued interest to the date of payment, (b) invested in assets and property (other than notes, bonds, obligations and securities) which in the good faith reasonable judgment of the Board of the Company will immediately constitute or be a part of a Related Business of the Company or a Subsidiary (if it continues to be a Subsidiary) immediately following such transaction or (c) used to permanently retire or reduce Senior Debt or Indebtedness permitted pursuant to paragraphs (d), (e) or
(f) under the definition of Permitted Indebtedness (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount), (2) with respect to any Asset Sale or related series of Asset Sales involving securities, property or assets with an aggregate fair market value in excess of $2.5 million, at least 75% of the consideration for such Asset Sale or series of related Asset Sales (excluding the amount of (A) any Indebtedness (other than the Securities) that is required to be repaid or assumed (and is either repaid or assumed by the transferee of the related assets) by virtue of such Asset Sale and which is secured by a Lien on the property or asset sold and (B) property received by the Company or any such Subsidiary from the transferee that within 90 days of such Asset Sale is converted into cash or Cash Equivalents) consists of cash or Cash Equivalents (other than in the case of an Asset Swap or where the Company is exchanging all or substantially all the assets of one or more Related Businesses operated by the Company or its Subsidiaries (including by way of the transfer of capital stock) for all or substantially all the assets (including by way of the transfer of capital stock) constituting one or more Related Businesses operated by another person, in which event the foregoing requirement with respect to the receipt of cash or


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

Cash Equivalents shall not apply), (3) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a PRO FORMA basis, to, such Asset Sale, and (4) the Board of the Company determines in good faith that the Company or such Subsidiary, as applicable, receives fair market value for such Asset Sale.

         Notwithstanding the foregoing provisions of the first paragraph of this covenant, with respect to an Asset Sale Offer, the Company shall not commence an Asset Sale Offer for the Securities until such time as a Citicasters Securities Asset Sale Offer for the Citicasters Securities and the 10 1/8% Notes in each case if required, has been completed. To the extent that any Excess Proceeds remain after expiration of an Asset Sale Offer Period for the Citicasters Securities and the 10 1/8% Notes, the Company shall use the remaining Net Cash Proceeds, to the extent "Excess Proceeds" (as defined herein) exceeds $5,000,000, to commence an Asset Sale Offer for the Securities; PROVIDED, that the amount of Net Cash Proceeds used for such Asset Sale Offer for the Securities shall not exceed the Citicasters Asset Sale Repurchase Amount and with respect to the 10 1/8% Notes, the amount required under the covenant Limitation on Sale of Assets and Subsidiary Stock as set forth in the indenture governing the 10 1/8% Notes PROVIDED, HOWEVER, that with respect to the Citicasters Securities this paragraph shall be of no further force and effect upon a Citicasters Securities Event and with respect to the 10 1/8% Notes this paragraph shall be of no further force and effect upon the earlier of (w) the maturity of the 10 1/8% Notes, (x) the date upon which defeasance of the 10 1/8% Notes becomes effective, (y) the date on which there are no longer any 10 1/8% Notes outstanding in accordance with the terms of the indenture governing the 10 1/8% Notes and (z) the date on which the Limitation on Sale of Assets and Subsidiary Stock covenant no longer applies in accordance with the terms of the Indenture governing the 10 1/8% Notes.


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

         In addition, notwithstanding the foregoing provisions of the first paragraph of this covenant:

              (i) the Company and its Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets pursuant to an in accordance with the provisions of Section 5.1;

              (ii) the Company and its Subsidiaries may sell or dispose of inventory or damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Subsidiary, as applicable; and

              (iii) any of the Company's Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets to, or merge with or into, the Company or any of its Wholly owned Subsidiary Guarantors.

         The Company shall accumulate all Net Cash Proceeds (including any cash as and when received from the proceeds of any property which itself was acquired in consideration of an Asset Sale), and the aggregate amount of such accumulated Net Cash Proceeds not used for the purposes permitted and within the time provided by this Section 4.14 is referred to as the "Excess Proceeds."

         For purposes of this Section 4.14, "Excess Proceeds Date" means each date on which the Excess Proceeds exceeds $5,000,000. Not later than ten Business Days after each Excess Proceeds Date, the Company will commence an Asset Sale Offer, to the Holders to purchase, on a PRO RATA basis, for Cash, Securities having a principal amount equal to the Excess Proceeds Amount at the Asset Sale Offer Price, equal to 100% of principal amount, plus accrued but unpaid interest to, and including, the date (the "Purchase Date"), the Securities tendered are purchased and paid for in accordance with this Section
4.14.  The Asset Sale Offer shall
remain open for twenty Business Days, except to the extent that a longer period is required by applicable law, but in any case not more than sixty Business Days after such Excess Proceeds Date. Notice of an Asset Sale Offer will be sent on or before the commencement of any Asset Sale Offer, by first-class mail, by the Company to each Holder at its registered address, with a copy to the Trustee. The notice to the Holders will contain all information, instructions and materials required by applicable law or otherwise material to such Holders' decision to tender Securities pursuant to the Asset Sale Offer. The notice, which (to the extent consistent with this Indenture) shall govern the terms of the Asset Sale Offer, shall state:

                   (1) that the Asset Sale Offer is being made pursuant to such notice and this Section 4.14;

                   (2) the Asset Sale Offer Amount, the Asset Sale Offer Price (including the amount of accrued and unpaid interest), the Final Put Date (as defined below), and the Purchase Date, which Purchase Date shall be on or prior to 60 Business Days following the Excess Proceeds Date;

                   (3) that any Security or portion thereof not tendered or accepted for payment will continue to accrue interest;

                   (4) that, unless the Company defaults in depositing Cash with the Paying Agent in accordance with the immediately following paragraph of this Section 4.14 or such payment is otherwise prevented, any

Security, or portion thereof, accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

         (5) that Holders electing to have a Security, or portion thereof, purchased pursuant to an Asset Sale Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 4.14, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the earlier of (a) the third Business Day prior to the Purchase Date and (b) the third Business Day following the expiration of the Asset Sale Offer (such earlier date being the "Final Put Date");

         (6) that Holders will be entitled to withdraw their elections, in whole or in part, if the Paying Agent (which may not for purposes of this Section 4.14, notwithstanding any other provision of this Indenture, be the Company or any Affiliate of the Company) receives, up to the close of business on the Final Put Date, a facsimile transmission or letter setting forth


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


the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased;

              (7) that if Securities in a principal amount in excess of the principal amount of Securities to be acquired pursuant to the Asset Sale Offer are tendered and not withdrawn, the Trustee shall select the Securities to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

              (8) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

              (9) a brief description of the circumstances and relevant facts regarding such Asset Sales.

         On or before a Purchase Date, the Company shall, to the extent lawful,
(i) accept for payment Securities or portions thereof properly tendered pursuant to the Asset Sale Offer on or before the Final Put Date (on a PRO RATA basis if required pursuant to paragraph (7) of this Section 4.14), (ii) deposit with the Paying Agent Cash sufficient to


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


pay the Asset Sale Offer Price for all Securities or portions thereof so tendered and accepted and (iii) deliver to the Paying Agent Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall on each Purchase Date mail or deliver to Holders of Securities so accepted payment in an amount equal to the Asset Sale Offer Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; PROVIDED that if the Purchase Date is after a regular Record Date and on or prior to the Interest Payment Date to which such Record Date relates, the accrued interest shall be payable to the Holder of the purchased Securities registered on the relevant Record Date. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

         All Net Cash Proceeds from an Event of Loss shall be applied to the restoration, repair or replacement of the asset so affected or invested, used for prepayment of Senior Debt, or used to repurchase Securities, all within the period and as otherwise provided above in clauses 1(a), 1(b) or 1(c) of the first paragraph of this covenant.

         In addition to the foregoing, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly make any Asset Sale of any of the Equity Interests of any Subsidiary except pursuant to an Asset Sale of all the Equity Interests of such Subsidiary.

         Any such Asset Sale Offer shall comply with all applicable laws, rules and regulations, including Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and State securities laws, if applicable, and any provisions of this Indenture that conflict with such laws shall be deemed to be superseded by the provisions of such laws.

         If the amount required to be paid by the Company in order to acquire all Securities duly tendered by Holders (and not withdrawn) pursuant to an Asset Sale Offer (the "Acceptance Amount"), made pursuant to the second paragraph of this Section 4.14 is less than the Asset Sale Offer Amount, the excess of the Asset Sale Offer Amount over the Acceptance Amount may be used by the Company for general corporate purposes without restriction, unless otherwise restricted by the other provisions of this Indenture. Upon consummation of any Asset Sale Offer made in accordance with the terms of this Indenture, the Accumulated Amount will be reduced to zero irrespective of the amount of Securities tendered pursuant to the Asset Sale Offer.

         Notwithstanding the foregoing provisions of clause (1)(b) in the first paragraph of this Section 4.14, the Company may invest in a controlling interest in the Capital Stock of an entity engaged in a Related Business; PROVIDED, that concurrently with such an Investment, such entity becomes a Subsidiary Guarantor.

         SECTION 15.  LIMITATION ON ASSET SWAPS.

         Neither the Company nor any of its Subsidiaries shall, and shall not permit any of their Subsidiaries to, in one or a series of related transactions, directly or indirectly, engage in any Asset Swaps, unless: (i) at the time of entering into the agreement to swap assets and immediately after giving effect to the proposed Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (ii) the Company would, after giving PRO FORMA effect to the proposed Asset Swap, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio; (iii) the respective fair market values of the assets being purchased and sold by the Company or any of its Subsidiaries (as determined in good faith by the management of the Company or, if such Asset Swap includes consideration in excess of $2.5 million by the Board of Directors of the Company, as


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


evidenced by a Board Resolution) are substantially the same at the time of entering into the agreement to swap assets; and (iv) at the time of the consummation of the proposed Asset Swap, the percentage of any decline in the fair market value (determined as aforesaid) of the asset or assets being acquired by the Company and its Subsidiaries shall not be significantly greater than the percentage of any decline in the fair market value (determined as aforesaid) of the assets being disposed of by the Company or its Subsidiaries, calculated from the time the agreement to swap assets was entered into.

         SECTION 16.  LIMITATION ON LINES OF BUSINESS.

         The Company and its Subsidiaries shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors of the Company is a Related Business.

         SECTION 17.  RESTRICTION ON SALE AND ISSUANCE OF SUBSIDIARY STOCK.

         Neither the Company nor the Guarantors shall sell, or permit any of their Subsidiaries to issue or sell, any Equity Interests of any Subsidiary of the Company to any person other than the Company or a Wholly owned Subsidiary of the Company, except for Equity Interests with no preferences or special rights or privileges and with no redemption or prepayment provisions.

         SECTION 18.  WAIVER OF STAY, EXTENSION OR USURY LAWS.

         Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of, premium of, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee or any Paying Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 19. DISSOLUTION OF EXCLUDED SUBSIDIARIES; RESTRICTION ON TRANSFER TO EXCLUDED SUBSIDIARIES.

         The Company and the Guarantors shall cause all Excluded Subsidiaries to be dissolved or merged with and into a Subsidiary Guarantor on or prior to the date three months from the date of this Indenture. The Company and its Subsidiaries shall not, and shall not permit any of their subsidiaries to, transfer any assets or make any payments outside of the ordinary course to an Excluded Subsidiary.

                                      ARTICLE V

                                SUCCESSOR CORPORATION

         SECTION 1.  LIMITATION ON MERGER, SALE OR CONSOLIDATION.

The Company will not, directly or indirectly, consolidate with or merge with or into another person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another person or group of affiliated persons or adopt a Plan of Liquidation, unless (i) either


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


(a) the Company is the continuing entity or (b) the resulting, surviving or transferee entity or in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Securities and this Indenture;
(ii) no Default or Event of Default shall exist or shall occur immediately after giving effect on a PRO FORMA basis to such transaction; and (iii) immediately after giving effect to such transaction on a PRO FORMA basis, the consolidated resulting, surviving or transferee entity or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio set forth in Section 4.11.

              (b) For purposes of clause (a), the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

         SECTION 2.  SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company or consummation of a Plan of Liquidation in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named herein as the Company, and when a successor corporation duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Securities, the Company shall be released from such obligations under the Securities and this Indenture except with respect to any obligations that arise from or are related to, such transaction.



                                      ARTICLE VI

                            EVENTS OF DEFAULT AND REMEDIES

         SECTION 1.  EVENTS OF DEFAULT.

         "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

              (1) failure by the Company to pay any installment of interest upon the Securities as and when the same becomes due and payable, and the continuance of any such failure for a period of 30 days;

              (2) failure by the Company to pay all or any part of the principal of or premium, if any, on the Securities when and as the same becomes due and payable at maturity, upon redemption, by acceleration, or otherwise, including, without limitation, default in the payment of the Change of Control Purchase Price in accordance with Article XI or the Asset Sale Offer Price in accordance with Section 4.14, or otherwise;

              (3) failure by the Company or any Guarantor to observe or perform any other covenant or agreement contained in the Securities or this Indenture and, subject to certain exceptions, the continuance of such failure for a period of 60 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities outstanding, specifying such default or breach, requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

              (4) decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudicating the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Significant Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 consecutive days; or a decree, judgment or order of a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency for the Company, any of its Significant Subsidiaries, or any substantial part of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

              (5) default in any issue of Indebtedness of the Company or any of its Subsidiaries with an aggregate principal amount in excess of $5.0 million, in either case (a) resulting from the failure to pay principal at final maturity, or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity;

              (6) the Company or any of its Significant Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, fail generally to pay its debts as they become due, or take any corporate action in furtherance of any of the foregoing; or

              (7) final unsatisfied judgments not covered by insurance aggregating in excess of $5.0 million at any one time shall be rendered against the Company or any of its Subsidiaries and not stayed, bonded or discharged for a period (during which execution shall not be effectively stayed) of 60 days (or, in the case of any such final judgment which provides for payment over time, which shall so remain unstayed, unbonded or undischarged beyond any applicable payment date provided therein).

         SECTION 2.  ACCELERATION OF MATURITY DATE; RESCISSION AND ANNULMENT.

         If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 6.1(4) or (6) relating to the Company or its Significant Subsidiaries) then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of the Securities outstanding, by a notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all of the principal and accrued interest thereon to be due and payable immediately; provided, however, that if any Senior Debt is outstanding pursuant to the New Credit Facility upon a declaration of such acceleration, such principal and interest shall be due and payable upon the earlier of (x) the third Business Day after the sending to the Company and the Representative of such written notice, unless such Event of Default is cured or waived prior to such date and (y) the date of acceleration of any Senior Debt under the New Credit Facility. In the event a declaration of acceleration resulting from an Event of Default described in
Section 6.1(5) above has occurred and is continuing, such declaration of acceleration shall be automatically annulled if such default is cured or waived or the holders of the Indebtedness which is the subject of such default have rescinded their declaration of acceleration in respect of such Indebtedness within five days thereof and the Trustee has received written notice or such cure, wavier or rescission and no other Event of Default described in Section 6.1(5) above has occurred that has not been cured or waived within five days of the declaration of such acceleration in respect of such Indebtedness. If an Event of Default specified in Section 6.1(4) or (6) above, relating to the Company or any Significant Subsidiary occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Securities without any declaration or other act on the part of Trustee or the Holders.

     At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

          (1) the Company has paid or deposited with the Trustee Cash sufficient to pay

               (A)  all overdue interest on all Securities,

               (B) the principal of (and premium, if any, applicable to) any Securities which would become due other than by reason of such declaration of acceleration, and interest thereon at the rate borne by the Securities,

               (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities,

               (D) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under
          Section 7.7, and

          (2) all Events of Default, other than the non-payment of the principal of, premium, if any, and interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in
     Section 6.12, including, if applicable, any Event of Default relating to the covenants contained in Section 11.1.

Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to
(i) any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event and (ii) any provision requiring supermajority approval to amend, unless such default has been waived by such a supermajority. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

     SECTION 3.  COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY
TRUSTEE.

     The Company covenants that if an Event of Default in payment of principal, premium, or interest specified in clause (1) or (2) of Section 6.1 occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium (if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel and all other amounts due the Trustee under Section 7.7.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trust-ee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     SECTION 4.  TRUSTEE MAY FILE PROOFS OF CLAIM.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal and premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

          (1)  to file and prove a claim for the whole amount of principal
     (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agent and counsel and all other amounts due the Trustee under Section 7.7) and of the Holders allowed in such judicial proceeding, and

          (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.7.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 5.  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.

     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 7.7, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

     SECTION 6.  PRIORITIES.

     Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     FIRST:  To the Trustee in payment of all amounts due pursuant to Section
7.7;

     SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any) and interest on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any) and interest, respectively; and

     THIRD: To the Company or such other Person as may be lawfully entitled thereto, the remainder, if any.

     The Trustee may, but shall not be obligated to, fix a record date and payment date for any payment to the Holders under this Section 6.6.

     SECTION 7.  LIMITATION ON SUITS.

     No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (A) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (B) the Holders of not less than 25% in aggregate principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (C) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

          (D) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (E) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

     SECTION 8. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

     Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any) and interest on, such Security on the Maturity Dates of such payments as expressed in such Security (in the case of redemption, the Redemption Price on the applicable Redemption Date, in the case of the Change of Control Payment, on the applicable Change of Control Payment Date, and in the case of the Asset Sale Offer Price, on the Purchase Date) and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

     SECTION 9.  RIGHTS AND REMEDIES CUMULATIVE.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 10.  DELAY OR OMISSION NOT WAIVER.

     No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     SECTION 11.  CONTROL BY HOLDERS.

     The Holder or Holders of a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, PROVIDED, that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture or involve the Trustee in personal liability,

          (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

          (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     SECTION 12.  WAIVER OF PAST DEFAULT.

     Subject to Section 6.8, and prior to the declaration of acceleration of the maturity of the Securities, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Securities may, on behalf of all Holders, waive any past default hereunder and its consequences, except a default

          (A) in the payment of the principal of, premium, if any, or interest on, any Security as specified in clauses (1) and (2) of Section 6.1 and not yet cured,

          (B)  in respect of a covenant or provision hereof which, under
    Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Security affected, or

          (C) in respect of any provision hereof which, under Article IX, cannot be modified, amended or waived without the consent of the Holders of a supermajority of the aggregate principal amount of the Securities at the time outstanding; PROVIDED, that any such waiver may be effected with the consent of the Holders of a supermajority of the aggregate principal amount of the Securities then outstanding.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

     SECTION 13.  UNDERTAKING FOR COSTS.

     All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, any court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any) or interest on, any Security on or after the respective Maturity Date expressed in such Security (including, in the case of redemption, on or after the Redemption Date).

     SECTION 14.  RESTORATION OF RIGHTS AND REMEDIES.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

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

                                 ARTICLE VII

                                  TRUSTEE

     The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed, subject to the terms hereof.

     SECTION 1.  DUTIES OF TRUSTEE.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

         (b)  Except during the continuance of an Event of Default:

              (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee, and

              (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.1,

               (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts, and

               (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this
     Section 7.1.

          (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

     SECTION 2.  RIGHTS OF TRUSTEE.

     Subject to Section 7.1:

          (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 13.4 and 13.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or advice of counsel.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture, nor for any action permitted to be taken or omitted hereunder by any Agent.

          (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

          (g) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor, as applicable.

          (h) The Trustee shall have no duty to inquire as to the performance of the Company's or any Guarantor's covenants in Article IV hereof or as to the performance by any Agent of its duties hereunder. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except any Default or Event of Default of which the Trustee shall have received written notification or with respect to which a Trust Officer shall have actual knowledge.

          (i) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate.

     SECTION 3.  INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any Guarantor, any of their Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

     SECTION 4.  TRUSTEE'S DISCLAIMER.

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities, other than the Trustee's certificate of authentication (if executed by the Trustee), or the use or application of any funds received by a Paying Agent other than the Trustee.

     SECTION 5.  NOTICE OF DEFAULT.

     If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any) of, or interest on, any Security (including the payment of the Change of Control Purchase Price on the Change of Control Payment Date, the payment of the Redemption Price on the Redemption Date and the payment of the Offer Price on the Purchase Date), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Securityholders.

     SECTION 6.  REPORTS BY TRUSTEE TO HOLDERS.

     Within 60 days after each May 15 beginning with the May 15, 1997 following the date of this Indenture, the Trustee shall, if required by law, mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

     The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system.

     A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

     SECTION 7.  COMPENSATION AND INDEMNITY.

     The Company and the Guarantors jointly and severally agree to pay to the Trustee from time to time such compensation as shall be agreed upon in writing between the Company and the Trustee for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in accordance with this Indenture. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

     The Company and the Guarantors jointly and severally agree to indemnify the Trustee (in its capacity as Trustee) and each of its officers and each of them, directors, attorneys-in-fact and agents for, and hold it harmless against, any and all claim, demand, damage, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by it without negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust and its rights or duties hereunder including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company and the Guarantors shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's and the Guarantors' expense in the defense. The Trustee may have separate counsel and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel. The Company and the Guarantors need not pay for any settlement made without their written consent. The Company and the Guarantors need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

     To secure the Company's and the Guarantors' payment obligations in this
Section 7.7, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest on particular Securities.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(4) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     The Company's and the Guarantors' obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's and the Guarantors' obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

     SECTION 8.  REPLACEMENT OF TRUSTEE.

     The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the

Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

               (a)  the Trustee fails to comply with Section 7.10;

               (b)  the Trustee is adjudged bankrupt or insolvent;

               (c) a receiver, Custodian, or other public officer takes charge of the Trustee or its property; or

               (d)  the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in aggregate principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the retiring Trustee provided for in
Section 7.7 have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in aggregate principal amount of the out-standing Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company and the Guarantors' obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

     SECTION 9.  SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

     SECTION 10.  ELIGIBILITY; DISQUALIFICATION.

     The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

     SECTION 11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

     The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                               ARTICLE VIII

           DISCHARGE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     SECTION 1. DISCHARGE; OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

     This Indenture shall cease to be of further effect (except that the Company's and the Guarantors' obligations under Section 7.7 and the Trustee's and the Paying Agent's obligations under Sections 8.6 and 8.7 shall survive) when all outstanding Securities theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Securities that have been replaced or paid) to the Trustee for cancellation and the Company or the Guarantors have paid all sums payable hereunder. In addition, the Company may, at its option and at any time, elect to have Section 8.2 or may, at any time, elect to have Section 8.3 applied to all outstanding Securities upon compliance with the conditions set forth below in this Article VIII.

     SECTION 2.  LEGAL DEFEASANCE AND DISCHARGE.

     Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.2, the Company and the Guarantors shall be deemed to have been discharged from their respective obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of
Section 8.5 and the other Sections of this Indenture referred to in (a) and
(b) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledg-ing the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 8.4, and as more fully set forth in such section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (b) the Company's obligations with respect to such Securities under Sections 2.4, 2.6, 2.7, 2.10 and 4.2, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligation in connection therewith and (d) this
Article VIII. Upon Legal Defeasance as provided herein, the Guaranty of each Guarantor shall be fully released and discharged and the Trustee shall promptly execute and deliver to the Company any documents reasonably requested by the Company to evidence or effect the foregoing. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under
Section 8.3 with respect to the Securities.

     SECTION 3.  COVENANT DEFEASANCE.

     Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3, the Company and the Guarantors shall be released from their respective obligations under the covenants contained in Sections 4.3, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 and 4.17,
Article V, Article XI and Article XII with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company need not comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document (and
Section 6.1(3) shall not apply to any such covenant), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section
8.1 of the option applicable to this Section 8.3, Sections 6.1(3) through 6.1(7) shall not constitute Events of Default. Upon Covenant Defeasance, as provided herein, the Guaranty of each Guarantor shall be fully released and discharged and the Trustee shall promptly execute and deliver to the Company any documents reasonably requested by the Company to evidence or effect the foregoing.

     SECTION 4.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

     The following shall be the conditions to the application of either
Section 8.2 or Section 8.3 to the outstanding Securities:

          (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfactory to the Trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article VIII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) Cash in an amount, or (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, Cash in an amount, or (c) a combination thereof, in such amounts, as in each case will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Paying Agent (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest on the outstanding Securities on the Stated Maturity or on the applicable Redemption Date, as the case may be, of such principal or installment of principal, premium, if any, or interest; PROVIDED that the Paying Agent shall have been irrevocably instructed to apply such Cash and the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. The Paying Agent shall promptly advise the Trustee in writing of any Cash or Securities deposited pursuant to this
Section 8.4;

          (b) In the case of an election under Section 8.2, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) In the case of an election under Section 8.3, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, in so far as Section 6.1(4) or Section 6.1(6) is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition is a condition subsequent which shall not be deemed satisfied until the expiration of such period, but in the case of Covenant Defeasance, the covenants which are defeased under Section 8.3 will cease to be in effect unless an Event of Default under Section 6.1(4) or
Section 6.1(6) occurs during such period);

          (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company, the Guarantors, or any of their Subsidiaries is a party or by which any of them is bound;

          (f) In the case of an election under either Section 8.2 or 8.3, the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under
Section 8.2 or 8.3 was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

          (g) The Company shall have delivered to the Trustee an Officers' Certificate stating that the conditions precedent provided for have been complied with; and

          (h) The Company shall have delivered to the Trustee an Opinion of Counsel stating that the conditions set out in Section 8.4(a) (with respect to the validity and perfection of the security interest), (b), (c) and (e) above.

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

          (i) The Company or the Parent Guarantor shall have delivered to the Trustee any required consent of the lenders under the Credit Facility to such defeasance or covenant defeasance, as the case may be.

     SECTION 5. DEPOSITED CASH AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

     Subject to Section 8.6, all Cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Paying Agent (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Paying Agent") pursuant to Section 8.4 in respect of the outstanding Securities shall be held in trust and applied by the Paying Agent, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any other Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

    SECTION 6.  REPAYMENT TO THE COMPANY.

    Anything in this Article VIII to the contrary notwithstanding, the Trustee or the Paying Agent shall deliver or pay to the Company from time to time upon the request of the Company any Cash or U.S. Government Obligations held by it as provided in Section 8.4 hereof which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

     Any Cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to (i) be published once, in the NEW YORK TIMES and THE WALL STREET JOURNAL (national edition), or (ii) mail to each such Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     SECTION 7.  REINSTATEMENT.

     If the Trustee or Paying Agent is unable to apply any Cash or U.S. Government Obligations in accordance with Section 8.2 or 8.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to

Section 8.2 or 8.3 until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Section 8.2 and 8.3, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the Cash and U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE IX

                     AMENDMENTS, SUPPLEMENTS AND WAIVERS

     SECTION 1.  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

     Without the consent of any Holder, the Company or any Guarantor, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to cure any ambiguity, defect, or inconsistency, or make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause shall not adversely affect the interests of any Holder in any respect;

          (2) to add to the covenants of the Company or the Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or the Guarantors;

          (3) to provide for additional collateral for or additional Guarantors of the Securities;

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

          (4) to evidence the succession of another Person to the Company, and the assumption by any such successor of the obligations of the Company, herein and in the Securities in accordance with Article V;

          (5)  to comply with the TIA;

          (6) to evidence the succession of another corporation to any Guarantor and assumption by any such successor of the Guaranty of such Guarantor (as set forth in Section 12.4) in accordance with Article XIII;

          (7)  to evidence the release of any Guarantor in accordance with
Article XII;

          (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities; or

     SECTION 2. AMENDMENTS, SUPPLEMENTAL INDENTURES AND WAIVERS WITH CONSENT OF HOLDERS.

     Subject to Section 6.8, with the consent of the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written act of said Holders delivered to the Company and the Trustee, the Company or any Guarantor, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities. Subject to
Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Securities may waive compliance by the Company or any Guarantor with any provision of this Indenture or the Securities. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall without the consent of the Holders of not less than 75% of the aggregate principal amounts of Securities at the time outstanding alter the terms or provisions of Section 11.1 or Section 11.2 in a manner adverse to the Holders; and no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Security affected thereby:

          (1) change the Stated Maturity on any Security, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or in the case of redemption, on or after the Redemption Date), or reduce the Change of Control Purchase Price, the Citicasters Purchase Price or the Asset Sale Offer Price or alter the provisions (including the defined terms used herein) regarding the right of the Company to redeem the Securities in a manner adverse the Holders; or

          (2) reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required for any such amendment, supplemental indenture or wavier provided for in this Indenture; or

          (3) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provision of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

          Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall without the consent of the Representative on behalf of the Required Lenders amend, waive or otherwise modify the terms or provi-sions of Article X in a manner adverse to the Lenders (as defined in the New Credit Facility).

         It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

         After an amendment, supplement or waiver under this Section 9.2 or
Section 9.4 becomes effective, it shall bind each Holder.

         In connection with any amendment, supplement or waiver under this
Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

         SECTION 3.  COMPLIANCE WITH TIA.

         Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

         SECTION 4.  REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security


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

or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(1) through (3) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; PROVIDED, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Securi-ty, or to bring suit for the enforcement of any such payment on or after such respective dates.

         SECTION 5.  NOTATION ON OR EXCHANGE OF SECURITIES.

         If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Registrar or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

         SECTION 6.  TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; PROVIDED, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.


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

                                      ARTICLE X
                                    SUBORDINATION

         SECTION 1.  SECURITIES SUBORDINATED TO SENIOR DEBT.

         The Company and the Guarantors and each Holder, by its acceptance of Securities, agree that (a) the payment of the principal of and interest on the Securities and (b) any other payment in respect of the Securities, including on account of the acquisition or redemption of the Securities by the Company or the Guarantors (including, without limitation, pursuant to Article III or Section 4.1, 4.14, 11.1, 11.2 or Article XII is expressly made and shall be subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full in Cash of all existing and future Senior Debt of the Company and the Guarantors and that these subordination provisions are for the benefit of the holders of Senior Debt.

         This Article X shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

         SECTION 2.  NO PAYMENT ON SECURITIES IN CERTAIN CIRCUMSTANCES.

              (a) No payment (including any payment which may be payable to any Holder by reason of the subordination of any other indebtedness or other obligations to, or guarantee of, the Securities) or distribution (by set-off or otherwise) shall be made by or on behalf of the Company or a Guarantor, as applicable, on account of the Securities, including the principal of, premium, if any, or interest on the Securities (including any repurchases of Securities) or any other amounts with respect thereto or on account of the redemption provisions of the Securities for cash or property (other than Junior Securities), (i) upon the maturity of any Senior Debt of the Company or such Guarantor by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and the interest on, and all other amounts with respect to, such Senior Debt shall first be paid in full in Cash or otherwise to the extent each of the holders of Senior Debt accept satisfaction of amounts due to such holder by settlement in other than Cash, or (ii) in the event of default in payment of any principal of, or premium, if any, or interest on, or any other amounts with respect to, Senior Debt of the Company or such Guarantor when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (each of the foregoing, a "Payment Default") unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

              (b) Upon (i) the happening of a default (other than a Payment Default) that permits the holders of Senior Debt (or a percentage thereof) to declare such Senior Debt to be due and payable and (ii) written notice of such default given to the Company and the Trustee by the Representative under the Credit Facility or by the holders of an aggregate of at least $25.0 million principal amount outstanding of any other Senior Debt or their representative at such holders' direction (a "Payment Notice"), then, unless and until such default has been cured or waived or otherwise has ceased to exist, no payment (including any payment which may be payable to any Holder by reason of the subordination of any other indebtedness or other obligations to, or guarantee of, the Securities) or distribution (by set-off or otherwise) may be made by or on behalf of the Company or any Guarantor which is an obligor under such Senior Debt on account of the principal of, premium, if any, or interest on the Securities (including any repurchases of any of the Securities), or any other amount with respect thereto, or on account of the redemption provision of the Securities, in any such case, other than payments made with Junior Securities. Notwithstanding the foregoing, unless the Senior Debt in respect of which such default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (such period being hereinafter referred to as the "Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period (and assuming that no Payment Default Exists), unless Section 10.3 shall be applicable the Company and the Guarantors shall not be prohibited by the subordination provisions from paying all sums then due and not paid to the Holders of the Securities during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Securities. Any number of Payment Notices may be given; PROVIDED, HOWEVER; that (i) not more than one Payment Notice shall be given within a period of any 360 consecutive days, and
(ii) no default that existed upon the date of delivery of such Payment Notice (whether or not such event of default is on the same issue of Senior Debt) shall be made the basis for the commencement of any other Payment Blockage Period.

              (c) In furtherance of the provisions of Section 10.1, in the event that, notwithstanding the foregoing provisions of this Section 10.2, any payment or distribution of assets in respect of the Securities, including principal of or interest on the Securities or to defease or acquire any of the Securities (including repurchases of Securities pursuant to Section 4.14, 11.1 or 11.2) for Cash, property or securities (excluding payments made with Junior Securities), or on account of the redemption provisions of the Securities, shall be made by the Company or any of the Guarantors and received by the Trustee, by any Holder or by any Paying Agent (or, if the Company is acting as the Paying Agent, money for any such payment shall be segregated and held in trust), at a time when such payment or distribution was prohibited by the provisions of this
Section 10.2, then, unless such payment or distribution is no longer prohibited by this Section 10.2, such payment or distribution (subject to the provisions of Section 10.7) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of the holders of Senior Debt of the Company or such Guarantor, and shall be paid or delivered by the Trustee or such Holders or such Paying Agent, as the case may be, to the holders of Senior Debt of the Company or such Guarantor remaining unpaid or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Debt of the Company or such Guarantor may have been issued, ratably according to the aggregate amounts unpaid on account of such Senior Debt held or represented by each, for application to the payment of all Senior Debt in full in Cash or otherwise to the extent each of the holders of such Senior Debt accept satisfaction of amounts due by settlement in other than Cash after giving effect to all concurrent payments and distributions to or for the holders of such Senior Debt.

         SECTION 3. SECURITIES SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR DEBT ON DISSOLUTION, LIQUIDATION OR REORGANIZATION.

         Upon any distribution of assets of the Company or any Guarantor or upon any dissolution, winding up, total or partial liquidation or reorganization of the Company or any Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities:

              (a) the holders of all Senior Debt of the Company or such Guarantor, as applicable, shall first be entitled to receive payments in full of all amounts of Senior Debt in Cash or otherwise to the extent each of such holders accepts satisfaction of amounts due by settlement in other than Cash or before the Holders are entitled to receive any payment (including any payment which may be pay-able to any Holder by reason of the subordination of any other indebtedness or other obligations to, or guarantee of, the Securities) or distribution on account of the principal of, premium, if any, and any interest on, or other amounts with respect to, the Securities (other than Junior Securities);

              (b) any payment or distribution of assets of the Company or such Guarantor of any kind or character from any source, whether in cash, property or securities (other than Junior Securities), to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise) except for the provisions of this Article X, shall be paid by the liquidating Trustee or agent or other person making such a payment or distribution, directly to the holders of such Senior Debt or their representative to the extent necessary to make payment in full on all such Senior Debt remaining unpaid, after giving effect to all concurrent payments or distributions to the holders of such Senior Debt; and

              (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company or any Guarantor (other than the Junior Securities), shall be received by the Trustee or the Holders at a time when such payment or distribution shall be prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Debt, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of such Senior Debt remaining unpaid or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt held or represented by each, for application to the payment of all such Senior Debt may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full in Cash or otherwise to the extent each of the hold-ers of such Senior Debt accept satisfaction of amounts due by settlement in other than Cash after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

         SECTION 4. SECURITYHOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF SENIOR DEBT.

         Subject to the payment in full in Cash of all Senior Debt of the Company or any Guarantor as provided herein, the Holders of Securities shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Debt by or on behalf of the Company or any Guarantor, or by or on behalf of the Holders by virtue of this Article X, which otherwise would have been made to the Holders shall, as between the Company or any Guarantor and the Holders, be deemed to be payment by the Company or any Guarantor or on account of such Senior Debt, it being understood that the provisions of this Article X are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Debt, on the other hand.

         If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article X shall have been applied, pursuant to the provisions of this Article X, to the payment of amounts payable under Senior Debt of the Company or any Guarantor, then the Holders shall be entitled to receive from the holders of such Senior Debt any payments or distributions received by such holders of Senior Debt in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Debt in full in Cash or otherwise to the extent each of such holders accepts satisfaction of amounts due by settlement in other than Cash.

         SECTION 5.  OBLIGATIONS OF THE COMPANY AND THE GUARANTORS
UNCONDITIONAL.

         Nothing contained in this Article X or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company and any Guarantors and the Holders, the obligation of each such Person, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company and the Guarantors other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article X, of the holders of Senior Debt in respect of Cash, property or securities of the Company and the Guarantors received upon the exercise of any such remedy. Notwithstanding anything to the contrary in this Article X or elsewhere in this Indenture or in the Securities, upon any distribution of assets of the Company and the Guarantors referred to in this
Article X, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating Trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company or any Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this
Article X.  Nothing in this Section 10.5 shall apply to the


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claims of, or payments to, the Trustee under or pursuant to Section 7.7.

         Subject to the provisions of Section 7.1, the Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Debt (or a trustee or agent on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt (or a trustee or agent on behalf of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of a person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article X, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article X, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Indenture pending judicial determination as to the rights of such person to receive such payment.

         SECTION 6. TRUSTEE ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN ABSENCE OF NOTICE.

         The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee or any Paying Agent shall have received, no later than one Business Day prior to such payment, written notice thereof from the Company or from one or more holders of Senior Debt or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2, shall be entitled in all respects conclusively to assume that no such fact exists.

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         SECTION 7.  APPLICATION BY TRUSTEE OF ASSETS DEPOSITED WITH IT.

         Amounts deposited in trust with the Trustee pursuant to and in accordance with Article VIII shall be for the sole benefit of Securityholders and, to the extent (i) the making of such deposit by the Company shall not be in contravention of any term or provision of the New Credit Facility and (ii) allocated for the payment of Securities, shall not be subject to the subordination provisions of this Article X. Otherwise, any deposit of assets with the Trustee or the Agent (whether or not in trust) for the payment of principal of or interest on any Securities shall be subject to the provisions of Sections 10.1, 10.2, 10.3 and 10.4.

         SECTION 8. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE COMPANY, THE GUARANTORS OR HOLDERS OF SENIOR DEBT.

         No right of any present or future holders of any Senior Debt to enforce subordination provisions contained in this Article X shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company or any Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Debt may at any time and from time to time without the consent of or notice to the Trustee or the Holders of the Securities without incurring any responsibility to the Holders extend, renew, modify or amend the terms of the Senior Debt or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company and the Guarantors and any person liable in any manner for the collection of Senior Debt, all without affecting the subordination provisions or liabilities or obligations of the parties to this Indenture or the Holders or to the holders of the Senior Debt.

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         SECTION 9.  SECURITYHOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE
SUBORDINATION OF SECURITIES.

         Each Holder of the Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article X and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company or any Guarantor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company or any Guarantor), the immediate filing of a claim for the unpaid balance of his Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their representative to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their representative to vote in respect of the claim of any Securityholder in any such proceeding.

         SECTION 10.  RIGHT OF TRUSTEE TO HOLD SENIOR DEBT.

         The Trustee shall be entitled to all of the rights set forth in this
Article X in respect of any Senior Debt at any time held by it to the same extent as any other holder

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of Senior Debt, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

         SECTION 11.  ARTICLE X NOT TO PREVENT EVENTS OF DEFAULT.

         The failure to make a payment on account of principal of, premium, if any, or interest on the Securities by reason of any provision of this
Article X shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1 or in any way prevent the Holders from exercising any right hereunder other than the right to receive payment on the Securities.

         SECTION 12.  NO FIDUCIARY DUTY OF TRUSTEE TO HOLDERS OF SENIOR DEBT.

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders (other than for its willful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Securities or the Company, any Guarantor or any other Person, cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article X or otherwise. Nothing in this Section 10.12 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Debt or their representative. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article X and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.

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                                    ARTICLE XI

                           RIGHT TO REQUIRE REPURCHASE

         SECTION 1. REPURCHASE OF SECURITIES AT OPTION OF THE HOLDER UPON A CHANGE OF CONTROL.

         (a) In the event that a Change of Control has occurred, each Holder shall have the right, at such Holder's option, pursuant to an irrevocable and unconditional offer by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such Holder's Securities (provided, that the principal amount of such Securities at maturity must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 35 Business Days after the Occurrence of such Change of Control, at a cash price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the Change of Control Purchase Date.

         (b) In the event of a Change of Control, the Company shall be required to commence a Change of Control Offer as follows:

         (1) the Change of Control Offer shall commence within 10 Business Days following the occurrence of the Change of Control;

         (2) the Change of Control Offer shall remain open for 20 Business Days, except to the extent that a longer period is required by applicable law, but in any case not more than 35 Business Days following commencement (the "Change of Control Offer Period");

         (3) upon the expiration of a Change of Control Offer, the Company shall promptly purchase all of the properly tendered Securities at the Change of Control Purchase Price;

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

         (4) if the Change of Control Payment Date is on or after a Record Date and on or before the related interest payment date, any accrued interest will be paid to the Person in whose name a Security is registered at the close of business on such Record Date, and no additional interest will be payable to Securityholders who tender Securities pursuant to the Change of Control Offer;

         (5) the Company shall provide the Trustee and the Paying Agent with notice of the Change of Control Offer at least three Business Days before the commencement of any Change of Control Offer; and

         (6) on or before the commencement of any Change of Control Offer, the Company or the Registrar (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Securityholders, which (to the extent consistent with this Indenture) shall govern the terms of the Change of Control Offer and shall state:

              (i) that the Change of Control Offer is being made pursuant to such notice and this Section 11.1 and that all Securities, or portions thereof, tendered will be accepted for payment;

              (ii) the Change of Control Purchase Price (including the amount of accrued and unpaid interest, subject to clause (b)(4) above), the Change of Control Purchase Date and the Change of Control Put Date (as defined below);

              (iii) that any Security, or portion thereof, not tendered or accepted for payment will continue to accrue interest;

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

              (iv) that, unless the Company defaults in depositing Cash with the Paying Agent in accordance with the last paragraph of this Section
11.1 or such payment is prevented, any Security, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

              (v) that Holders electing to have a Security, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 11.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the earlier of (a) the third Business Day prior to the Change of Control Payment Date and (b) the third Business Day following the expiration of the Change of Control Offer (such earlier date being the "Change of Control Put Date");

              (vi) that Holders will be entitled to withdraw their election, in whole or in part, if the Paying Agent (which may not for purposes of this Section 11.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) receives, up to the close of business on the Change of Control Put Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased; and

              (vii) a brief description of the events resulting in such Change of Control.

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

         Any such Change of Control Offer shall comply with all applicable provisions of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

         On or before the Change of Control Purchase Date, the Company shall
(i) accept for payment Securities or portions thereof properly tendered pursuant to the Change of Control Offer on or before the Change of Control Put Date, (ii) deposit with the Paying Agent Cash sufficient to pay the Change of Control Purchase Price for all Securities or portions thereof so tendered and (iii) deliver to the Registrar Securities so accepted together with an Officers' Certificate listing the aggregate principal amount of the Securities or portions thereof being purchased by the Company. The Paying Agent shall on the Change of Control Purchase Date or promptly thereafter mail to Holders of Securities so accepted payment in an amount equal to the Change of Control Purchase Price for such Securities, and the Trustee or its authenticating agent shall promptly authenticate and the Registrar shall mail or deliver (or cause to be transferred by book entry) to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided, however, that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the consummation thereof.

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

                                    ARTICLE XII

                                     GUARANTY

         SECTION 6.  GUARANTY.

         (a) In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Guarantors hereby irrevocably and unconditionally guarantees (the "Guaranty"), jointly and severally, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company under this Indenture or the Securities, that: (w) the principal and premium (if any) of and interest on the Securities will be paid in full when due, whether at the Maturity Date or Interest Payment Date, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise; (x) all other obligations of the Company to the Holders or the Trustee under this Indenture or the Securities will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Securities; and (y) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be jointly and severally obligated to pay the same before failure so to pay becomes an Event of Default. If the Company or a Guarantor defaults in the payment of the principal of, premium, if any, or interest on, the Securities when and as the same shall become due, whether upon maturity, acceleration, call for redemption, upon a Change

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

of Control Offer, upon an Asset Sale Offer or otherwise, without the necessity of action by the Trustee or any Holder, each Guarantor shall be required, jointly and severally, to promptly make such payment in full.

         (b) Each Guarantor hereby agrees that its obligations with regard to this Guaranty shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a guarantor (except as provided in Sections 12.4 and 12.5). Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guaranty will not be discharged (except to the extent released pursuant to Section 12.4 or 12.5) except by complete performance of the obligations contained in the Securities and this Indenture.

         (c) If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Guarantor, or any Custodian, trustee, or similar official acting in relation to the Company or such Guarantor, any amount paid by either the Company or such Guarantor to the Trustee or such Holder, this Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect (except to the extent released pursuant to Section 12.4 or 12.5). Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between such Guaran-

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

tor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.2 for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.2, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Guarantors for the purpose of this Guaranty.

          (d) Each Guarantor and by its acceptance of a Security issued hereunder each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor set forth in Section 12.1(a) not constitute a fraudulent transfer or conveyance for purpose of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its guarantee set forth in Section 12.1(a) shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its guarantee or pursuant to the following paragraph of this Section 12.1(d), result in the obligations of such Guarantor under such guarantee not constituting such a fraudulent transfer or conveyance.

         Each Guarantor that makes any payment or distribution under Section 12.1(a) shall be entitled to a contribution from each other Guarantor equal to its Pro Rata Portion of such payment or distribution. For purposes of the foregoing, the "Pro Rata Portion" of any Guarantor means the percentage of the net assets of all Guarantors held by such Guarantor, determined in accordance with GAAP.

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

          (e) It is the intention of each Guarantor and the Company that the obligations of each Guarantor hereunder shall be joint and several and in, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guaranty would be annulled, avoided or subordinated to the creditors of any Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guaranty was made without fair consideration and, immediately after giving effect thereto, such Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of such Guarantor under such Guaranty shall be reduced by such court if and to the extent such reduction would result in the avoidance of such annulment, avoidance or subordination; PROVIDED, HOWEVER, that any reduction pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result. For purposes of this paragraph, "fair consideration", "insolvency", "unable to pay its debts as they mature", "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

     SECTION 2.  EXECUTION AND DELIVERY OF GUARANTY.

     Each Guarantor shall be deemed to have signed on each Security issued hereunder the notation of guarantee set forth on the form of the Securities attached hereto as Exhibit A to the same extent as if the signature of such Guarantor appeared on such Security. The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the guaranty set forth in Section 12.1 on behalf of each Guarantor. The notation of a guaranty set forth on any Security shall be null and void and of no further effect with respect to the guaranty of any Guarantor which, pursuant to Section 12.4 or Section 12.5, is released from such guaranty.


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     SECTION 3.  SUBSIDIARY GUARANTORS.

     (i) All present Subsidiaries of the Company and their Subsidiaries (other than the Excluded Subsidiaries), and (ii) all future Subsidiaries of the Company and their Subsidiaries (other than Excluded Subsidiaries), which are not prohibited from becoming guarantors by law or by the terms of any Acquired Indebtedness or any agreement (other than an agreement entered into in connection with the transaction resulting in such person becoming a Subsidiary of the Company or its Subsidiaries) to which such Subsidiary is a party ("Future Subsidiary Guarantors"), jointly and severally, will guaranty irrevocably and unconditionally all principal, premium, if any, and interest on the Securities on a senior subordinated basis; PROVIDED, HOWEVER, that upon any change in the law, Acquired Indebtedness or any agreement (whether by expiration, termination or otherwise) which no longer prohibits a Subsidiary of the Company from becoming a Subsidiary Guarantor, such Subsidiary shall immediately thereafter become a Subsidiary Guarantor; PROVIDED, FURTHER, in the event that any Subsidiary of the Company or their Subsidiaries becomes a guarantor of any other Indebtedness of the Company or any of its Subsidiaries or any of their Subsidiaries, such Subsidiary shall immediately thereafter become a Subsidiary Guarantor.

     SECTION 4.  GUARANTOR MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

          (a) Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or any other Guarantor. Upon any such consolidation or merger, the guarantees (as set forth in Section 12.1) of the Guarantor which is not the survivor of the merger or consolidation, and of any Subsidiary of such Guarantor that is also a Guarantor, shall be released and shall no longer have any force or effect.


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

          (b) Nothing contained in this Indenture shall prevent any sale or conveyance of assets of any Guarantor (whether or not constituting all or substantially all of the assets of such Guarantor) to any Person, provided that the Company shall comply with the provisions of Section 4.14 and 4.17, and provided further that, in the event that all or substantially all of the assets of a Guarantor are sold or conveyed, the guarantees of such Guarantor (as set forth in Section 12.1) shall be released and shall no longer have any force or effect.

          (c) Except as provided in Section 12.4(a) or Section 12.5, each Guarantor shall not, directly or indirectly, consolidate with or merge with or into another Person, unless (i) either (a) the Guarantor is the continuing entity or (b) the resulting or surviving entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Guarantor in connection with the Securities and this Indenture; (ii) no Default or Event of Default would occur as a consequence of (after giving effect, on a PRO FORMA basis, to) such transaction; and
(iii) the Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation or merger and if a supplemental indenture is required, such supplemental indenture comply with this Indenture and that all conditions precedent herein relating to such transaction have been satisfied.

          (d) Upon any consolidation or merger of a Guarantor in accordance with Section 12.4 hereof, the successor corporation formed by such consolidation or into which the Guarantor is merged shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor corporation had been named herein as the Guarantor, and when a successor corporation duly assumes all

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

of the obligations of the Guarantor pursuant hereto and pursuant to the Securities, the Guarantor shall be released from such obligations.

     SECTION 5.  RELEASE OF GUARANTORS.

          (a) Without any further notice or action being required by any Person, any Guarantor, and each Subsidiary of such Guarantor that is also a Guarantor, shall be fully and conditionally released and discharged from all obligations under its guarantee and this Indenture, upon (i) the sale or other disposition of all or substantially all of the assets or properties of such Guarantor, or 50% or more of the Equity Interests of any such Guarantor to Persons other than the Company and their Subsidiaries or (ii) the consolidation or merger of any such Guarantor with any Person other than the Company or a Subsidiary of the Company, if, as a result of such consolidation or merger, Persons other than the Company and their Subsidiaries beneficially own more than 50% of the capital stock of such Guarantor, PROVIDED that, in either such case, the Net Cash Proceeds of such sale, disposition, merger or consolidation are applied in accordance with Section 4.14 of this Indenture; or (iii) a Legal Defeasance or Covenant Defeasance, as set forth in Article VIII.

          (b) The releases and discharges set forth in Section 12.5(a) shall be effective (i) in the case of releases and discharges effected pursuant to clause (i) or (ii) of Section 12.5(a) by virtue of a sale, disposition, consolidation or merger, on the date of consummation thereof and (ii) in the case of releases and discharges effected pursuant to clause (iii) of Section 12.5(a), upon the date of Covenant Defeasance or Legal Defeasance, as applicable. At the written request of the Company, the Trustee shall promptly execute and deliver appropriate instruments in forms reasonably acceptable to the Company evidencing and further implementing any releases and discharges pursuant to the foregoing provisions. If the Company desires the in-struments evidencing or implementing any releases or discharges to be executed prior to the effectiveness of such releases and discharges as set forth above, such instruments may be made conditional upon the occurrence of the events necessary to cause the effectiveness of such releases and discharges, as specified in the first sentence of this Section 12.5.

          (c)  Notwithstanding the foregoing provisions of this Article XII,
(i) any Guarantor whose guarantee would otherwise be released pursuant to the provisions of this Section 12.5 may elect, by written notice to the Trustee, to maintain such guarantee in effect notwithstanding the event or events that otherwise would cause the release of such guarantee (which election to maintain such guarantee in effect may be conditional or for a limited period of time), and (ii) any Subsidiary of the Company which is not a Guarantor may elect, by written notice to the Trustee, to become a Guarantor (which election may be conditional or for a limited period of time).

     SECTION 6.  CERTAIN BANKRUPTCY EVENTS.

     Each Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guaranty and hereby waives and agrees not to take the benefit of any such stay of execution, whether under
Section 362 or 105 of the Bankruptcy Law or otherwise.

                                  ARTICLE XIII

                                 MISCELLANEOUS

     SECTION 1.  TIA CONTROLS.

     If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

     SECTION2.  NOTICES.

     Any notices or other communications to the Company or any Guarantor, Paying Agent, Registrar, Securities Custodian, transfer agent or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     if to the Company or any Guarantor:

     Jacor Communications Company
     1300 PNC Center
     201 East Fifth Street
     Cincinnati, Ohio  45202

     Attention:  Treasurer
     Telephone:  (513) 621-1300
     Telecopy:   (513) 621-6087

     if to the Trustee:

     The Bank of New York
     101 Barclay Street, Floor 21 West
     New York, New York  10286

     Attention:  Corporate Trust Trustee
                    Administration
     Telephone:  (212) 815-5741
     Telecopy:   (212) 815-5915

     Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

     Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 3.  COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

     Securityholders may communicate pursuant to TIA section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA section 312(c).

     SECTION 4.   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, such Person shall furnish to the Trustee:

               (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been met; and

               (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee), stating that, in the opinion of such counsel, all such conditions precedent have been met; PROVIDED, HOWEVER, that in the case of any such request or application as to which the furnishing of particular documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished under this
   Section 13.4.

     SECTION 5.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been met; and

               (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been met; PROVIDED, HOWEVER, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

     SECTION 6.   RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

     The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

    SECTION 7.   NON-BUSINESS DAYS.

         If a payment date is not a Business Day at such place, payment may be made at such place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

    SECTION 8.   GOVERNING LAW.

         THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE GUARANTORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY AND THE GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY AND THE GUARANTORS IN ANY OTHER JURISDICTION.

    SECTION 9.   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Guarantor or any of their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

    SECTION 10.   NO RECOURSE AGAINST OTHERS.

         No direct or indirect stockholder, partner, employee, officer or director, as such, past, present or future of the Company, the Guarantors or any successor entity, shall have any personal liability in respect of the obligations of the Company or the Guarantors under the Securities or this Indenture by reason of his or its status as such stockholder, partner, employee, officer or director. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

    SECTION 11.   SUCCESSORS.

         All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

    SECTION 12.   DUPLICATE ORIGINALS.

         All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

    SECTION 13.   SEVERABILITY.

         In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

    SECTION 14.   TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                      SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                        JACOR COMMUNICATIONS COMPANY



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President, Chief
                                   Financial Officer and Secretary

                        PARENT GUARANTOR
                        JACOR COMMUNICATIONS, INC.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President, Chief
                                   Financial Officer and Secretary

                        SUBSIDIARY GUARANTORS:

                        BROADCAST FINANCE, INC.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary

                        CINE FILMS, INC.

                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary


                        CINE GUARANTORS, INC.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary


                        CINE GUARANTORS II, INC.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary


                        CINE GUARANTORS II, LTD.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary


                        CINE MOBILE SYSTEMS INT'L N.V.

                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary


                        CINE MOVIL S.A. DE C.V.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary


                        CITICASTERS CO.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary


                        F.M.I. PENNSYLVANIA, INC.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary


                        GACC-N26LB, INC.

                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary


                        GACC-340, INC.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary

                        GEORGIA NETWORK EQUIPMENT, INC.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary


                        GREAT AMERICAN MERCHANDISING GROUP, INC.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary


                        GREAT AMERICAN TELEVISION PRODUCTIONS, INC.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary


                        INMOBILARIA RADIAL, S.A. DE C.V.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Treasurer

                        JACOR BROADCASTING CORPORATION



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary


                        JACOR BROADCASTING OF ATLANTA, INC.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary


                        JACOR BROADCASTING OF COLORADO, INC.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary


                        JACOR BROADCASTING OF FLORIDA, INC.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary

                        JACOR BROADCASTING OF IDAHO, INC.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary


                        JACOR BROADCASTING OF IOWA, INC.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary


                        JACOR BROADCASTING OF KNOXVILLE, INC.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary


                        JACOR BROADCASTING OF LEXINGTON, INC.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary

                        JACOR BROADCASTING OF ST. LOUIS, INC.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary


                        JACOR BROADCASTING OF SAN DIEGO, INC.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary


                        JACOR BROADCASTING OF SARASOTA, INC.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary


                        JACOR BROADCASTING OF TAMPA BAY, INC.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary

                        JACOR CABLE, INC.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary


                        LOCATION PRODUCTIONS, INC.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary


                        LOCATION PRODUCTIONS II, INC.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary


                        NOBLE BROADCAST CENTER, INC.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary

                        NOBLE BROADCAST GROUP, INC.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary

                        NOBLE BROADCAST HOLDINGS, INC.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary


                        NOBLE BROADCAST LICENSES, INC.



                        By: /s/  R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary


                        NOBLE BROADCAST OF COLORADO, INC.



                        By:  /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary


                        NOBLE BROADCAST OF ST. LOUIS, INC.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary

                        NOBLE BROADCAST OF SAN DIEGO, INC.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary

                        NOBLE BROADCAST OF TOLEDO, INC.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary


                        NOBRO, S.C.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Treasurer



                        NOVA MARKETING GROUP, INC.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary


                        SPORTS RADIO BROADCASTING, INC.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary

                        SPORTS RADIO, INC.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary

                        TAFT-TCI SATELLITE SERVICES, INC.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary


                        THE SY FISCHER COMPANY AGENCY, INC.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary


                        WHOK, INC.



                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary


                        VTTV PRODUCTIONS

                        By: /s/ R. Christopher Weber
                           ------------------------------------------
                            Name: R. Christopher Weber
                            Title: Senior Vice President and
                                   Assistant Secretary


                        THE BANK OF NEW YORK, as Trustee



                        By: /s/ Paul J. Schmalzel
                           ------------------------------------------
                            Name: Paul J. Schmalzel
                            Title: Assistant Treasurer

                                                                       Exhibit A

                               [FORM OF SECURITY]

                          JACOR COMMUNICATIONS COMPANY

                         9 3/4% SENIOR SUBORDINATED NOTE
                                    DUE 2006

                                             CUSIP:
No.                                          $ _________


          Jacor Communications Company, a Florida corporation (hereinafter called the "Company" which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______, or registered assigns, the principal sum of _____ Dollars, on December 15, 2006.

          Interest Payment Dates: June 15 and December 15; commencing June 15, 1997.

          Record Dates:  June 1 and December 1

          Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed under its corporate seal.

Dated:  December 17, 1996


                         Jacor Communications Company
                             a Florida corporation

                                       By:
                                          -------------------------------------
                                            Name:
                                            Title:



Attest:
       ---------------------------
          Secretary

                 FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities described in the within-mentioned Indenture.


THE BANK OF NEW YORK
as Trustee and
Authenticating Agent





By:
   --------------------------------
   Authorized Signatory



Dated:  December 17, 1996

                          JACOR COMMUNICATIONS COMPANY


                         9 3/4% SENIOR SUBORDINATED NOTE
                                    DUE 2006

          Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the Company or their agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. , has an interest herein.(1)


1.   INTEREST.

          Jacor Communications Company, a Florida corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 9 3/4% per annum from the date of issuance until maturity. To the extent it is lawful, the Company promises to pay interest on any interest payment due but

--------------------

(1) This paragraph should only be added if the Security is issued in global form.

unpaid on such principal amount at a rate of 9 3/4% per annum compounded semi-annually.

          The Company will pay interest semi-annually on June 15 and December 15 of each year or, if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"), commencing June 15, 1997. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from the date of issuance. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.   METHOD OF PAYMENT.

          The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on June 1 and December 1 immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("Cash"). The Securities will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York or, at the option of the Company, payment of principal, premium and interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on all Global Securities and all other Securities the Holders of which shall have provided written wire transfer instructions to the Company or the Paying Agent at least 15 days prior to the date for payment.

3.   PAYING AGENT AND REGISTRAR.

          Initially, The Bank of New York will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.   INDENTURE.

          The Company issued the Securities under an Indenture, dated as of December 17, 1996 (the "Indenture"), among the Company, Jacor Communications, Inc., a Delaware corporation (the "Parent Guarantor"), the Subsidiary Guarantors named therein (the "Subsidiary Guarantors" together with the Parent Guarantor, the "Guarantors"), and The Bank of New York (the "Trustee" which term includes any successor Trustee under the Indenture). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are senior subordinated obligations of the Company limited in aggregate principal amount to $170,000,000. The Securities are, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be provided in the Indenture and (c) appoints the Trustee his attorney-in-fact for such purpose. The Securities are guaranteed on a senior subordinated basis by the Guarantors.

5.   REDEMPTION.

          The Securities may be redeemed, in whole or in part, at any time on or after December 15, 2001, at the option of the Company, at the Redemption Price (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date, in each case (subject to the right of Holders of record on a Record Date that is on or prior to such Redemption Date to receive interest due on the Interest Payment Date to which such Record Date relates), plus any accrued but unpaid interest to the Redemption Date. The Securities may not be so redeemed prior to December 15, 2001.

         If redeemed during
         the 12-month period
         commencing                    Redemption Price
         -------------------           ----------------

         2001 . . . . . . . . .             104.875%
         2002 . . . . . . . . .             103.250%
         2003 . . . . . . . . .             101.625%
         2004 and thereafter. .             100.000%

          Any such redemption will comply with Article III of the Indenture.


6.   NOTICE OF REDEMPTION.

          Notice of redemption will be sent by first class mail, at least 30 days and not more than 60 days prior to the Redemption Date to the Holder of each Security to be redeemed at such Holder's last address as then shown upon the registry books of the Registrar. Securities may be redeemed in part in multiples of $1,000 only.

          Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been depos-ited with the Paying Agent on such Redemption Date and payment of the Securities called for redemption is not otherwise prohibited, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price.

7.   DENOMINATIONS; TRANSFER; EXCHANGE.

          The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities (a) selected for redemption except the unredeemed portion of any Security being redeemed in part or (b) for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redemption and ending at the close of business on the day of such mailing.

8.   PERSONS DEEMED OWNERS.

          The registered Holder of a Security may be treated as the owner of it for all purposes.

9.   UNCLAIMED MONEY.

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at their written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10.  DISCHARGE PRIOR TO REDEMPTION OR MATURITY.

          Except as set forth in the Indenture, if the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders, Cash, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Securities to redemption or maturity and comply with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Securities (including the restrictive covenants described in paragraph 12 below, but excluding their obligation to pay the principal of and interest on the Securities). Upon satisfaction of certain additional conditions set forth in the Indenture, the Company may elect to have its obligations discharged with respect to outstanding Securities.

11.  AMENDMENT; SUPPLEMENT; WAIVER.

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. An amendment, supplement or waiver with respect to Section 11.1 (Change of Control Offer) in a manner adverse to the Holders, requires not less than 75% of the aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may under certain circumstances amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

12.  RESTRICTIVE COVENANTS.

          The Indenture imposes certain limitations on the ability of the Company and the Guarantors to, among other things, incur additional Indebtedness and Disqualified Equity Interests, pay dividends or make certain other restricted payments, enter into certain transactions with Affiliates, incur Liens, sell assets, merge or consolidate with any other Person or transfer (by lease, assignment or otherwise) substantially all of the properties and assets of the Company. The limitations are subject to a number of important qualifications and exceptions. The Company must periodically report to the Trustee on compliance with such limitations.

13.  REPURCHASE AT OPTION OF HOLDER.

          (a) If there is a Change of Control, the Company shall be required to offer to purchase on the Change of Control Purchase Date all outstanding Securities at a purchase price equal to 101% of the principal amount thereof, together with accrued interest to the Change of Control Purchase Date. Holders of Securities will receive a Change of Control Offer from the Company prior to any related Change of Control Purchase Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

          (b) The Indenture imposes certain limitations on the ability of the Company, the Guarantors or any of their respective Subsidiaries to sell assets. In the event the proceeds from a permitted Asset Sale exceed certain amounts, as specified in the Indenture, the Company will be required to use the proceeds of such Asset Sale in the manner required by the Indenture, including (i) to reinvest such proceeds in its business, (ii) to repay Senior Debt, (iii) to make an offer to purchase the Citicasters Securities, (iii) to make an offer to purchase the 10 1/8% Notes, or (iv) to make an offer to purchase a certain amount of each Holder's

Securities at 100% of the principal amount thereof, plus accrued interest, if any, to the purchase date.

14.  NOTATION OF GUARANTY.

          As set forth more fully in the Indenture, the Persons constituting Guarantors from time to time, in accordance with the provisions of the Indenture, unconditionally and jointly and severally guarantee, in accordance with Section 12.1 of the Indenture, to the Holder and to the Trustee and its successors and assigns, that (i) the principal of and interest on the Security will be paid, whether at the Maturity Date or Interest Payment Dates, by acceleration, call for redemption upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, and all other obligations of the Company to the Holder or the Trustee under the Indenture or this Security will be promptly paid in full or performed, all in accordance with the terms of the Indenture and this Security, and (ii) in the case of any extension of payment or renewal of this Security or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of such extension or renewal, whether at the Maturity Date, as so extended, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise. Such guarantees shall cease to apply, and shall be null and void, with respect to any Guarantor who, pursuant to Article XII of the Indenture, is released from its guarantees, or whose guarantees otherwise cease to be applicable pursuant to the terms of the Indenture.

15.  SUCCESSORS.

          When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

16.  DEFAULTS AND REMEDIES.

          If an Event of Default occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture.
The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest), if it determines that withholding notice is in their interest.

17.  TRUSTEE OR AGENT DEALINGS WITH THE COMPANY.

          The Trustee and each Agent under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee and such Agent.

18.  NO RECOURSE AGAINST OTHERS.

          No direct or indirect stockholder, partner, employee, officer or director, as such, past, present or future, of the Company, the Guarantors or any successor entity shall have any personal liability in respect of the obligations of the Company or the Guarantors under the Securities or the Indenture by reason of his or its status as such stockholder, partner, employee, officer or director. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

19.  AUTHENTICATION.

          This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

20.  ABBREVIATIONS AND DEFINED TERMS.

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.  CUSIP NUMBERS.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

22.  ADDITIONAL RIGHTS OF HOLDERS OF SECURITIES.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

          Jacor Communications Company
          50 East RiverCenter Boulevard
          12th Floor
          Covington, Kentucky  41011
          Attn:  Corporate Secretary

                               FORM OF ASSIGNMENT




          I or we assign this Security to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee)


          Please insert Social Security or other identifying number of assignee

-------------------------

and irrevocably appoint __________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated:             Signed:
      ----------          --------------------------------
--------------------------------------------------------------------------------

                        (Sign exactly as name appears on
                        the other side of this Security)

                                Signature Guaranty(*)

--------------------

(*) NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs:
    (I) The Securities (continued...)

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.14 or Article XI of the Indenture, check the appropriate
box: /  / Section 4.14   /  /Section 11.1

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.14 or Article XI of the Indenture, as the case may be, state the amount you want to be purchased: $________



Date:                   Signature:
    -----------------            ----------------------------
                                       (Sign exactly as your name appears on
                                       the other side of this Security)

                               Signature Guaranty(*)(*)

--------------------

(...continued)
         Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) in such other guarantee program acceptable to be Trustee.

(*)(*) NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recog- nized signature
         Guarantee Programs:   (I) The Securities  Transfer Agent  Medallion
         Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) in such other guarantee program acceptable to be Trustee.

               SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES(*)(*)(*)




          The following exchanges of a part of this Global Security for Definitive Securities have been made:



            Amount of          Amount of       Principal Amount     Signature of
            decrease in        increase in     of this Global       authorized
            Principal          Principal       Security             Signatory of
            Amount             Amount of       following            Trustee or
Date of     of this Global     this Global     such decrease (or    Securities
Exchange    Security           Security        increase)            Custodian
--------------------------------------------------------------------------------



--------------------

(*)(*)(*)     This schedule should only be added if the Security is issued in global form.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF SECURITIES

Re:  9 3/4% SENIOR SUBORDINATED NOTES DUE 2006 OF JACOR COMMUNICATIONS COMPANY

     This Certificate relates to $______ principal amount of Securities held in (check applicable box) _____ book-entry or ______ definitive form by _____ (the "Transferor").

The Transferor (check applicable box):

     / / has requested the Registrar by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

     / / has requested the Registrar by written order to exchange or register the transfer of a Security or Securities.


                                       ----------------------------------------
                                       [INSERT NAME OF TRANSFEROR]


                                       By:
                                           ------------------------------------

Date:
     ---------------------

                                     Annex I

                        SELECTED DEFINITIONS AND SECTIONS
                         FROM THE CITICASTERS INDENTURE

          "AFFILIATE" means, with respect to any specified Person, and other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with") of any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

          "APPLICABLE DOCUMENTS" means collectively the Purchase Agreement, the Registration Rights Agreement, this Indenture and the Citicasters Securities.

          "APPLICABLE PREMIUM" means, with respect to any Note called for redemption by Citicasters after a Change of Control, the greater of (i) 1.0% of the then outstanding principal amount of such Note, and (ii) the total, if greater than zero, of (A) the present value of all required interest and principal payments due on such Note, computed using a discount rate equal to the Treasury Rate plus 75 basis points, minus (B) the then outstanding principal amount of such Note, minus (C) any accrued and unpaid interest paid on such Note on the Redemption Date.

          "ASSET SALE" by any Person means any transfer, conveyance, sale, lease or other disposition by such Person or any of its Subsidiaries (including a consolidation or merger or other sale of any such Subsidiaries with, into or to another Person in a transaction in which such Subsidiary ceases to be a Subsidiary, but excluding a disposition by a Subsidiary of such Person to such Person or a Wholly-Owned


                                      Annex - 1

Subsidiary of such Person) of (i) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Subsidiary of such Person,
(ii) substantially all of the assets of such Person or any of its Subsidiaries or (iii) other assets or rights of such Person or any of its Subsidiaries, whether owned on the date of this Indenture or thereafter acquired, in one or more related transactions. The term "Asset Sale" shall not include (i) any Permitted Disposition or (ii) any sale or issuance by Citicasters of Qualified Capital Stock of Citicasters.

          "BANK AGENT CONSENT" means, with respect to any Asset Sale Payment (as defined in the Citicasters Securities Asset Sale Offer), the written consent of the Representative or Representatives of holders of at least a majority in outstanding principal amount of Indebtedness under the Bank Credit Agreements (including unused commitments which, if funded, would constitute Senior Bank
Debt) delivered by such Representative or Representatives to Citicasters, with a copy to the Trustee, prior to such Asset Sale Payment, pursuant to which such Representative or Representatives consent to such Asset Sale Payment and, consequently, the related permanent reduction (in the amount of such Asset Sale Payment) of the amount of Designated Senior Debt available to be Incurred pursuant to Section 4.7(c)(i). As of the Issue Date, The First National Bank of Boston would be the Representative entitled to give the Bank Agent Consent.

          "BANK CREDIT AGREEMENTS" means (i) the Loan Agreement, dated as of August 20, 1993, and amended and restated as of November 30, 1993, among the Company, Citicasters Co. (formerly known as Great American Broadcasting Company), Continental Bank, N.A., and The First National Bank of Boston, as managing agents, and the lenders party thereto (such Loan Agreement shall be referred to herein as the "1993 Credit Agreement"), (ii) the loan documents relating to a $25,000,000 Senior Secured Seven-Year Revolving Credit and a $125,000,000 Senior Secured Seven-Year Reducing Revolver under which Citicasters Co. is the borrower,


                                      Annex - 2

Citicasters Corp. and the Company are Guarantors, The First National Bank of Boston is the Administrative Agent and Continental Bank, N.A. is the Collateral Agent (such facilities shall be referred to herein as the "New Bank Credit Facility"), (iii) each instrument pursuant to which Obligations under the Bank Credit Agreements described in (i) and (ii) above, or any subsequent Bank Credit Agreements, are amended, deferred, extended, renewed, replaced, refunded or refinanced, in whole or in part, and (iv) each instrument now or hereafter evidencing, governing, guarantying or securing any Indebtedness under any Bank Credit Agreements, in each case, as modified, amended, restated or supplemented from time to time.

          "BANKRUPTCY LAW" means Title 11, United States Code or any similar Federal or State law for the relief of debtors.

          "BOARD OF DIRECTORS" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

          "BOARD RESOLUTION" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

          "BROADCASTING STATION" means all related licenses, franchises and permits issued under federal, state or local laws from time to time which authorize a Person to receive or distribute, or both, over the airwaves, audio, visual, or microwave signals within a geographic area for the purpose of providing commercial broadcasting television or radio, together with all Property owned or used in connection with the programming PROVIDED pursuant to, and all interest of such Person to receive revenues from any other Person which derives revenues from or pursuant to, said licenses, franchises and permits.


                                      Annex - 3

          "CAPITAL EXPENDITURE" means any amount paid in connection with the purchase or construction of any assets acquired (other than from an Affiliate) or constructed after the date hereof (a) to the extent the purchase or construction prices for such assets are or should be included in "addition to property, plant or equipment" in accordance with GAAP and (b) if the acquisition or construction of such assets is not part of any acquisition of a Person.

          "CAPITAL LEASE OBLIGATION" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. Capital Lease Obligations shall not include payments due under any Film Contracts.

          "CAPITAL STOCK" of any Person means any and all shares, interests, rights, participations, each class of common stock and preferred stock of such Person and/or other equivalents (however designated) of corporate stock or equity participations, including each class of common stock and preferred stock of such Person and partnership interests, whether general or limited, of such Person.
 .
          "CASH EQUIVALENTS" means:

                    (1) marketable obligations issued or unconditionally guaranteed by the United States government, in each case maturing within 360 days after the date of acquisition thereof;

                    (2) marketable direct obligations issued by any state of the United States or any


                                      Annex - 4
          political subdivision of any such state or any public instrumentality thereof maturing within 360 days after the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.;

                    (3) commercial paper maturing no more than 360 days after the date of acquisition thereof, issued by a corporation organized under the laws of any state of the United States or of the District of Columbia and, at the time of acquisition, having a rating in one of the two highest rating categories obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.;

                    (4) money market funds whose investments are made solely in securities described in clause (1) maturing within one
          (1) year after the date of acquisition thereof;

                    (5) certificates of deposit maturing within 360 days after the date of acquisition thereof, issued by any commercial bank that is a member of the Federal Reserve System that has capital, surplus and undivided profits (as shown on its most recent statement of condition) aggregating not less than $100,000,000 and is rated A or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation; and

                    (6) repurchase agreements entered into with any commercial bank of the nature referred to in clause (5), secured by a fully perfected Lien in any obligation of the type described in any of clauses (1) through (5), having a fair market value at the time such repurchase agreement is entered into of not less than 100% of


                                      Annex - 5
         the repurchase obligation thereunder of such commercial bank.

          "CITICASTERS ASSET SALE REPURCHASE AMOUNT" means the sum of
(A) Cumulative Operating Cash Flow (as defined herein) of Citicasters and its Subsidiaries less 1.4 times Cumulative Total Interest Expense of Citicasters and its Subsidiaries, plus (B) an amount equal to 100% of the aggregate Qualified Capital Stock Proceeds received by Citicasters from the issuance and sale (other than to a Subsidiary of Citicasters) of Qualified Capital Stock to the extent that such proceeds are not used to redeem, repurchase, return or otherwise acquire Capital Stock or any Indebtedness of Citicasters or any Subsidiary pursuant to clause (ii) of the immediately following paragraph and
(C) $5,000,000, less the aggregate amount of all Restricted Payments (excluding all payments, investments, redemptions, repurchase, retirements and other acquisitions described in clause (ii) of the immediately following paragraph) declared or made after February 18, 1994.

          Notwithstanding the foregoing definition, the following Restricted Payments may be made: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement or other acquisition for value of any Capital Stock or any Indebtedness of Citicasters or any Subsidiary in exchange for, or out of the Qualified Capital Stock Proceeds of, the substantially concurrent sale (other than to Citicasters or a Subsidiary of Citicasters) of Qualified Capital Stock of Citicasters; and (iii) the redemption of Citicasters Securities under the circumstances PROVIDED in Article 3 and in Sections 11.2 and 4.14 of this Indenture.

          "CITICASTERS SECURITIES ASSET SALE OFFER" means an offer to purchase the Citicasters Securities in accordance with the following procedures:


                                      Annex - 6

               (a) Citicasters will not, and will not permit any of its Subsidiaries to make any Asset Sale, whether in a single transaction or a series of related transactions, unless: (i) Citicasters or the applicable Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the Property or securities sold or otherwise disposed of (as determined in good faith by the Board of Directors of Citicasters evidenced by a Board Resolution); (ii) at least 75% of such consideration is in the form of cash; PROVIDED, HOWEVER, that the following shall be deemed to be cash for purposes of this definition: (A) the amount of any liabilities (as shown on Citicasters' or such Subsidiary's most recent balance sheet or in the notes thereto) of Citicasters or such Subsidiary (other than liabilities that are by their terms subordinated to the Citicasters Securities) that are assumed by the transferee of any such assets, and (B) any notes or other obligations received by Citicasters or any such Subsidiary from a transferee that are converted by Citicasters or such Subsidiary into cash within six months of such Asset Sale; PROVIDED FURTHER, that the 75% limitation referred to in clause (ii) above shall not apply (AA) to any sale, transfer or other disposition of assets constituting one or more Broadcasting Stations in which the cash portion of such consideration received therefor, determined in accordance with the foregoing proviso, is equal to or greater than what the after-tax net proceeds would have been had such transaction complied with the aforementioned 75% limitation or
(BB) to a so-called "like-kind" exchange of assets, so long as (1) the assets so received consist principally of cash or Cash Equivalents, the assumption of liabilities and the acquisition of assets to be used for or in connection with the business of owning and operating Broadcasting Stations, and (2) at the time of and after giving effect to such exchange, and treating any Indebtedness Incurred as a result of such exchange as having been Incurred at the time of such exchange, no Default or Event of Default shall have occurred and be continuing and Citicasters could Incur at least $1.00 of additional Indebt-


                                      Annex - 7
edness pursuant to Section 4.7(b); PROVIDED YET FURTHER that the 75% limitation referred to in clause (ii) above shall be deemed to have been satisfied if (AAA) at the date of the Asset Sale and after giving effect thereto, Section 4.5(a) would permit Citicasters to make a Restricted Payment in an amount equal to the difference between the actual cash consideration received by Citicasters or the applicable Subsidiary with respect to such Asset Sale and 75% of the fair market value of the Property or securities sold or otherwise disposed of in such Asset Sale (determined as provided above) and (BBB) Citicasters treats the receipt of non-cash consideration in an amount equal to the amount set forth in the foregoing clause (AAA) as a Restricted Payment under Section 4.5(a), whether or not such receipt would otherwise be classified as an Investment or a Permitted Investment; and (iii) the Excess Proceeds received by Citicasters or such Subsidiary, as the case may be, from such Asset Sale are applied in accordance with this definition.

               (b) The Company shall use the Excess Proceeds from New World Station Sales (i) first to repay amounts outstanding under the 1993 Credit Agreement that is a part of the Bank Credit Agreements and the WGHP Notes and
(ii) then to redeem $75,000,000 principal amount of Notes at a redemption price of $976.75 per $1,000 principal amount, plus accrued and unpaid interest through the date of redemption. The mandatory redemption of Notes described in the foregoing clause (ii) shall be made in accordance with the applicable provisions of Article 3 hereof and the Redemption Date with respect to the full $75,000,000 principal amount of Notes to be redeemed shall be no later than the 15th day after the date on which an aggregate of $230,000,000 of Excess Proceeds (calculated for purposes of this Section 4.13(b) without regard to the deduction described in clause (iv) of the definition of "Excess Proceeds") from the New World Station Sales have been received by the Company, it being understood that the Company may Incur Indebtedness under the New Bank Credit Facility in an amount up to


                                      Annex - 8

$75,000,000 to fund such redemption so long as the total amount of Designated Senior Debt outstanding after giving effect to such redemption and any related transactions does not exceed $150,000,000. Following the application of the New World Station Sale Excess Proceeds as set forth above, any additional Excess Proceeds from any New World Station Sale may be used to further reduce Senior Indebtedness, to make Related Business Investment or Capital Expenditures on one or more of the Company's or its Subsidiaries' Broadcasting Stations, to acquire one or more Broadcasting Stations or to make a Television Station Sale Payment as permitted by Section 4.13(d). The Company shall use the Excess Proceeds from the Other Television Station Sales to reduce Designated Senior Debt, either permanently or temporarily to make Related Business Investments or Capital Expenditures on one or more of the Company's or its Subsidiaries' Broadcasting Stations, to acquire one or more Broadcasting Stations or, to make a Television Station Sale Payment as permitted by paragraph (d) hereof.

               (c) Immediately following receipt by the Company of Excess Proceeds from an Asset Sale, other than a Permitted Television Station Sale, the Company may use such Excess Proceeds to temporarily reduce Designated Senior Debt. Within 360 days following the Company's receipt of such Excess Proceeds, such Excess Proceeds may (i) be applied to permanently reduce Designated Senior Debt, (ii) be used to enter into a contract to make Related Business Investments or Capital Expenditures on one or more of the Company's or its Subsidiaries' Broadcasting Stations or to enter into a contract to acquire one or more Broadcasting Stations, or (iii) be used to make a payment permitted by Section 4.13(e), which payment shall be counted as a permanent reduction of the amount of Designated Senior Debt available to be Incurred pursuant to Section 4.7(c)(i). Any Excess Proceeds from an Asset Sale not applied or invested within 360 days as provided in clauses (i), (ii) or (iii) hereof will be deemed to constitute "Available Proceeds" and shall be applied as provided in paragraph
(f) hereof unless


                                      Annex - 9
the Company gives notice to the Trustee within 10 days following such 360 day period that Excess Proceeds previously used to temporarily reduce Designated Senior Debt will be applied to permanently reduce Designated Senior Debt in which case such Excess Proceeds shall not constitute Available Proceeds.

               (d) The Company may use up to $40,000,000 of the Excess Proceeds from the New World Station Sales, following application of such Excess Proceeds as set forth in paragraph (b) hereof, and up to the lesser of 25% of Excess Proceeds or $40,000,000 from any Other Television Station Sale to pay dividends on the Company's Capital Stock or redeem, repurchase or retire shares of the Company's Capital Stock or warrants, rights or options to purchase or acquire shares of the Company's Capital Stock (any such dividend, redemption, repurchase or retirement out of Excess Proceeds from any Permitted Television Station Sales is herein referred to as a "Television Station Sale Payment"), subject to the conditions and limitations set forth in this paragraph (d). A Television Station Sale Payment may be made by the Company only if, and to the extent that, each of the following conditions is satisfied as of the time of the proposed Television Station Sale Payment: (i) the Company shall have obtained a Bank Agent Consent if required; and (ii) no Default or Event of Default shall have occurred and be continuing at the time of such sale or as a consequence of such Television Station Sale Payment.

               (e) Citicasters may use a portion of the Excess Proceeds from an Asset Sale which is not a Permitted Television Sale to pay dividends on its Capital Stock or redeem, repurchase or retire shares of its Capital Stock or warrants, rights or options to purchase or acquire shares of its Capital Stock (any such dividend, redemption, repurchase or retirement out of Excess Proceeds from a single Asset Sale an "Asset Sale Payment"), subject to the conditions and limitations set forth in this paragraph (c). An Asset Sale Payment may be made by Citicasters only if, and to the


                                      Annex - 10
extent that, each of the following conditions is satisfied as of the time of the proposed Asset Sale Payment (the "Determination Time"): (i) Citicasters shall have obtained a Bank Agent Consent; (ii) such Asset Sale Payment (as well as all prior Asset Sale Payments, if any) shall be counted as a permanent reduction of the amount of Designated Senior Debt available to be Incurred pursuant to
Section 4.7(c)(i); (iii) the Determination Time occurs on or prior to December 31, 1996; (iv) only two Asset Sale Payments will be permitted under this definition; (v) no Default or Event of Default shall have occurred and be continuing at the Determination Time or as a consequence of such Asset Sale Payment; and (vi) after giving effect to (A) the application of any Excess Proceeds from the applicable Asset Sale in accordance with clauses (i) and (ii) of paragraph (c) above prior to the Determination Time, (B) any Asset Sale Redemption of Citicasters Securities pursuant to Section 3.7(c) out of any Excess Proceeds from the applicable Asset Sale, (C) any Asset Sale Payment out of any Excess Proceeds from the applicable Asset Sale and (D) the payment of the maximum amount of Television Station Sale payments which Citicasters may make pursuant to paragraph (d) hereof regardless of whether any Permitted Television Station Sales have in fact been made as of the Determination Time, the ratio set forth below is equal to (but not more or less than) 4.5:1.

                                       D-X
                              -------------------------

                             OCF + [(.065)(REP-X-Y)]
where:

D    =    the aggregate amount of all outstanding Indebtedness of Citicasters and its Subsidiaries on a consolidated basis as of the Determination Time, without giving effect to the Asset Sale Redemption (if any) represented by "X" in the formula.

X    =    the principal amount of Citicasters Securities (if any) to be redeemed in an Asset Sale Redemption


                                      Annex - 11
         pursuant to Section 3.7(c) out of Excess Proceeds from the applicable Asset Sale in order to satisfy the conditions set forth in this paragraph (c).

OCF  =    the Operating Cash Flow of Citicasters and its Subsidiaries on a
          consolidated basis for the four most recent full fiscal quarters ending immediately prior to the Determination Time, determined on a pro forma basis after giving effect to (i) the applicable Asset Sale and any other Asset Sales consummated during such four-quarter period as if they had occurred at the beginning of such four-quarter period and (ii) all acquisitions or other dispositions (whether by merger, consolidation, purchase or sale of securities or assets or otherwise) of any business or assets, made by Citicasters and its Subsidiaries from the beginning of such four-quarter period through the Determination Time as if such acquisition or disposition had occurred at the beginning of such four-quarter period.

REP  =    the total amount of Excess Proceeds from the applicable Asset Sale remaining after deducting therefrom all portions thereof applied prior to the Determination Time pursuant to this definition, but without giving effect to the Asset Sale Redemption (if any) represented by "X" in the formula or to the Asset Sale Payment represented by "Y" in the formula.

Y    =    the amount of the proposed Asset Sale Payment to be made at the
          Determination Time pursuant to this paragraph (d).

               (f) As soon as practicable, but in no event later than 10 Business Days after any date (an "Asset Sale Trigger Date") that the aggregate amount of Available Proceeds exceeds $15,000,000, Citicasters shall, if and to the


                                      Annex - 12
extent permitted by the agreements governing any Senior Indebtedness of Citicasters, subject to the provisions of Article 10, commence an offer to purchase the maximum principal amount of Citicasters Securities that may be purchased out of such Available Proceeds, at an offer price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. The Asset Sale Offer shall be effected in accordance with
Section 3.8 and Article 3 (to the extent applicable) and the provisions of this definition. To the extent that any Available Proceeds remain after completion of an Asset Sale Offer, Citicasters may use the remaining amount for any purpose permitted by this Indenture, but not, unless otherwise permitted by Section 4.5, to offer to repurchase or otherwise redeem, repurchase, retire or acquire for value any Pari Passu Indebtedness or Subordinated Indebtedness. In the event that Citicasters is prohibited under the terms of any agreement governing outstanding Senior Indebtedness of Citicasters from repurchasing Citicasters Securities with Available Proceeds pursuant to an Asset Sale Offer as required by the first sentence of this paragraph (d), Citicasters shall promptly use all Available Proceeds to permanently reduce outstanding Senior Indebtedness of Citicasters.

               (g) If, at any time, any funds are received by or for the account of Citicasters or any of its Subsidiaries upon the sale, conversion, collection or other liquidation of any non-cash consideration received in respect of an Asset Sale, other than the Permitted Television Station Sales such funds shall, when received, constitute Excess Proceeds and shall, within 360 days after the receipt of such funds be applied as provided in this definition.

          "CUMULATIVE OPERATING CASH FLOW" means the Operating Cash Flow of Citicasters and its Subsidiaries for the period beginning January 1, 1994, through and including the end of the most recently ended fiscal quarter (taken as one


                                      Annex - 13
accounting period) preceding the date of any proposed Restricted Payment.

          "CUMULATIVE TOTAL INTEREST EXPENSE" means the Total Interest Expense of Citicasters and its Subsidiaries for the period beginning January 1, 1994, through and including the end of the most recently ended fiscal quarter (taken as one accounting period) preceding the date of any proposed Restricted Payment.

          "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          "DESIGNATED SENIOR DEBT" means: (a) up to an aggregate maximum of $150,000,000 principal amount of any combination of (i) Indebtedness outstanding under the Bank Credit Agreements and (ii) Senior Indebtedness (without duplication with clause (i) above), outstanding at any one time; provided, however, that such maximum amount shall be decreased by (A) the aggregate amount of Asset Sale Payments made by the Company, PROVIDED that a reduction described in this clause (A) that would otherwise be caused by a particular Asset Sale Payment will not be effective without a Bank Agent Consent with respect to such Asset Sale Payment if the effect of such reduction would be to reduce the amount of Designated Senior Debt available to be Incurred pursuant to Section 4.7(c)(i) to an amount lower than the amount of Indebtedness outstanding under the Bank Credit Agreements as of the applicable Determination Time (including unused commitments which the Bank Lenders are unconditionally obligated to fund at the Determination Time and which, if funded, would constitute Designated Senior
Debt) and (B) the aggregate amount of Excess Proceeds from Asset Sales applied to permanently reduce Designated Senior Debt pursuant to paragraphs (b) and (c) under the Citicasters Securities Asset Sale Offer; and (b) any interest, penalties, fees, indemnifications, reimbursements, damages and other similar charges (including, but not limited to, all fees and expens-


                                      Annex - 14
es of counsel and all other charges, fees and expenses) payable under the Bank Credit Agreements.

          "EXCESS PROCEEDS" means with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash (including any cash received by way of deferred payment pursuant to, or amortization of, a note or installment receivable or otherwise, but only if, as and when received, and cash received upon sale of securities or other Property or assets received as consideration with respect to such Asset Sale, except to the extent that any of the foregoing are financed or sold with recourse to Citicasters or any Subsidiary) net of
(i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,
(ii) provisions for all taxes payable as a result of such Asset Sale,
(iii) payments made to retire Senior Indebtedness where such payments are required by the instrument governing such Indebtedness, (iv) amounts required to be paid to any Person (other than Citicasters or any Subsidiary) owning a beneficial interest in the Property or assets the subject of such Asset Sale and
(v) appropriate amounts to be provided by Citicasters or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by Citicasters or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee.

          "INVESTMENT" by any Person in any other Person means any investment by such Person in such other Person, whether by a purchase of assets, in any transaction or series of related transactions, individually or in the aggregate, purchase of Capital Stock, capital contribution, loan, advance (other than reasonable loans and advances to


                                      Annex - 15
employees for moving and travel expenses, as salary advances, and other similar customary expenses incurred, in each case in the ordinary course of business consistent with past practice) or similar credit extension constituting Indebtedness of such other Person, and any Guarantee of Indebtedness of such other Person.

          "NEW WORLD STATION SALE" means Asset Sales involving the sale of four television stations currently owned by Citicasters or its Subsidiaries located in Phoenix, Arizona, Birmingham, Alabama, Kansas City, Missouri and Greensboro/High Point, North Carolina pursuant to the terms of that certain Asset Purchase Agreement dated as of May 4, 1994 between Citicasters Co. (formerly known as Great American Television and Radio Company, Inc.) and New World Communications Group Incorporated as the same is in effect on August 22, 1994 or as the same may be amended or modified; provided that such amendment or modification does not decrease the consideration payable to the Company or have materially adverse effect on the Holders.

          "OTHER TELEVISION STATION SALES" means Asset Sales Involving the sale at any time and from time to time of two television stations owned by the Company or its Subsidiaries in Tampa, Florida and Cincinnati, Ohio.

          "PARI PASSU INDEBTEDNESS" means any Indebtedness of Citicasters whether outstanding at the Issue Date or Incurred thereafter, which (a) ranks pari passu with the Citicasters Securities and (b) by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is Incurred,
(i) does not provide for payments of principal of such Indebtedness at the final stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, retirement or repurchase thereof by Citicasters (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Indebtedness upon an event of default


                                      Annex - 16
thereunder), in each case prior to the final stated maturity of the Citicasters Securities and (ii) does not permit redemption or other retirement (including pursuant to an offer to purchase made by the issuer) of such other Indebtedness at the option of the holder thereof prior to the final stated maturity of the Citicasters Securities, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to an offer to purchase made by the Issuer) which is conditioned upon the change of control of Citicasters pursuant to provisions substantially similar to those contained in
Section 11.1 of this Indenture.

          "PERMITTED INVESTMENT" by any Person means (i) any Related Business Investment, (ii) Investments in securities or other Property not constituting cash or Cash Equivalents and received in connection with an Asset Sale, to the extent permitted by the definition of Citicasters Securities Asset Sale Offer, or any other disposition of assets not constituting an Asset Sale, (iii) cash and Cash Equivalents, (iv) Investments existing on the Issue Date,
(v) Investments by any Subsidiary in other Subsidiaries, (vi) Investments by Citicasters in any of its Subsidiaries required by any instrument or agreement governing Senior Indebtedness to the extent that such Investments consist of
(A) performance under Guarantees Incurred by Citicasters in compliance with this Indenture with respect to Indebtedness of its Subsidiaries not Incurred in violation of this Indenture or (B) Liens securing Citicasters's Obligations with respect to any Guarantee described in the foregoing clause (A),
(vii) Investments in the form of accounts receivable arising from sales of goods or services in the ordinary course of business, PROVIDED that for any accounts receivable that are more than 120 days overdue, appropriate reserves or allowances have been established in accordance with GAAP and (viii) Investments in the form of advances or prepayments to suppliers or employees in the ordinary course of business.


                                      Annex - 17

          "PERMITTED TELEVISION STATION SALES" means the New World Station Sales and the Other Television Station Sale.

          "PROPERTY" means all types of real, personal, tangible, intangible or mixed property.

          "RELATED BUSINESS INVESTMENTS" means (i) any Investment by a Person in any other Person substantially all of whose revenues are derived from the operation of one or more Broadcasting Stations or from the sale of advertising time or the delivery, transmission or dissemination of entertainment or information to public viewers or subscribers, so long that, as a result of such Investment, (A) such Person becomes a Wholly-Owned Subsidiary, or (B) such Person either (1) is merged, consolidated or amalgamated with or into Citicasters or one of its Wholly-Owned Subsidiaries and Citicasters or such Wholly-Owned Subsidiary is the surviving Person, or (2) transfers or conveys substantially all of its assets to, or is liquidated into, Citicasters or one of its Wholly-Owned Subsidiaries; (ii) the acquisition of all or substantially all the assets of any Broadcasting Station; and (iii) any Capital Expenditure or Investment, in each case reasonably related to the business of selling advertising time or delivering, transmitting or disseminating entertainment or information to public viewers or subscribers.

          "RESTRICTED PAYMENT" means, with respect to any Person, without duplication: (i) any dividend or other distribution, whether in cash or in Property or securities, declared or paid on any shares of such Person's Capital Stock (other than (A) in the case of Citicasters, dividends or distributions payable solely in shares of Qualified Capital Stock of Citicasters or options, warrants or other rights to acquire Qualified Capital Stock of Citicasters and
(B) any dividends, distributions or other payments made to Citicasters or a Wholly-Owned Subsidiary by a Subsidiary), or the making by such Person or any of its subsidiaries of any other distribution in respect of, such Person's Capital Stock or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than exchangeable or convertible Indebtedness of such person); (ii) the redemption, repurchase, retirement or other acquisition for value by such Person or any of its subsidiaries, directly or indirectly, of such person's Capital


                                      Annex - 18

Stock (and, in the case of a Subsidiary, Capital Stock of Citicasters) other than Capital Stock owned by Citicasters or a Wholly-Owned Subsidiary or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than exchangeable or convertible Indebtedness of such Person), and other than, in the case of Citicasters, through the issuance in exchange therefor solely of Qualified Capital Stock of Citicasters; (iii) any payment to purchase, redeem, defease or otherwise acquire or retire for value any Pari Passu Indebtedness or Subordinated Indebtedness (other than with the proceeds of Refinancing Indebtedness permitted under this Indenture), except in accordance with the mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness, and (iv) any Investment other than Permitted Investments.

          "SENIOR INDEBTEDNESS" means and includes all principal of, premium and interest (including Post-Petition Interest) on and other Obligations with respect to (i) Indebtedness outstanding under the Bank Credit Agreements and
(ii) any other Indebtedness of Citicasters (other than as otherwise provided in this definition), whether outstanding on the Issue Date or thereafter Incurred, other than the Citicasters Securities; PROVIDED, HOWEVER, that the following shall not constitute Senior Indebtedness: (A) any Indebtedness which by the terms of the instrument creating or evidencing the same is PARI PASSU, subordinated or junior in right of payment to the Citicasters Securities in any respect, (B) that portion of any Indebtedness Incurred in violation of this Indenture, (C) any Preferred Stock, or (D) any Indebtedness of Citicasters (other than Indebtedness outstanding under the Bank Credit Agreements which qualifies


                                      Annex - 19
as Designated Senior Debt) which is subordinated to or junior in right of payment in any respect to any other Indebtedness of Citicasters. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include the principal of, premium, if any, and interest (including Post-Petition Interest) and all other Obligations of every nature of Citicasters and its Subsidiaries from time to time in respect of Indebtedness outstanding under the Bank Credit Agreements which qualifies as Designated Senior Debt; PROVIDED, HOWEVER, that any Indebtedness under any refinancing, refunding or replacement of the Indebtedness outstanding under the Bank Credit Agreements shall not constitute Senior Indebtedness to the extent that the Indebtedness thereunder is by it express terms subordinate to any other Indebtedness of Citicasters (other than Indebtedness outstanding under the Bank Credit Agreements).
Notwithstanding the foregoing, "Senior Indebtedness" shall not include (1) Indebtedness evidenced by Citicasters Securities, (2) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to Citicasters, (3) any liability for foreign, federal, state, local or other taxes owed or owing by Citicasters, (4) Indebtedness of Citicasters to the extent such liability constitutes Indebtedness to a Subsidiary or any other Affiliate of Citicasters or any of such Affiliate's subsidiaries, (5) Indebtedness for the purchase of goods or materials in the ordinary course of business or (6) Indebtedness owed by Citicasters for compensation to employees or for services.

          "SIGNIFICANT SUBSIDIARY" means, with respect to any Person, any Subsidiary of such Person that would be (i) a "significant subsidiary" as defined in (a) or (b) of the definition of that term in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date or (ii) material to the business, condition (financial or other), business, operations or prospects of Citicasters and its Subsidiaries taken as a whole.


                                      Annex - 20

          "SUBORDINATED INDEBTEDNESS" means Indebtedness of Citicasters which is subordinated or junior in right of payment to the Citicasters Securities.

          "SUBSIDIARY" means any corporation, association, partnership, joint venture or other business entity of which Citicasters and/or any Subsidiary of Citicasters, directly or indirectly, either (a) in respect of a corporation, owns or controls more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether or not a class or classes shall or might have voting power by reason of the happening of any contingency, or (b) in respect of an association, partnership, joint venture or other business entity, exercises sufficient control over and/or has a sufficiently large interest in, such association, partnership, joint venture or other business entity that the operations thereof are, in accordance with GAAP, consolidated with those of Citicasters or any Subsidiary.

          "TOTAL INTEREST EXPENSE" of a Person means (i) the total amount of interest expense (including amortization of original issue discount and noncash interest payments or accruals and the interest component of any Capital Lease Obligations but, excluding any intercompany interest owed by any Subsidiary to any other Subsidiary of such Person), (ii) all fees, commissions, discounts and other charges of Citicasters and its Subsidiaries with respect to letters of credit and bankers' acceptances, determined on a consolidated basis in accordance with GAAP and (iii) the product of (a) the total amount of dividends declared on Disqualified Capital Stock other than common stock (whether accrued or paid) of such Person and its consolidated Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.


                                      Annex - 21

          "WHOLLY-OWNED SUBSIDIARY" means a Subsidiary 100% of the equity interests in which (however measured) are owned by Citicasters or a Wholly-Owned Subsidiary of Citicasters or Citicasters and one or more Wholly-Owned Subsidiaries of Citicasters taken together, except in any case for the minimum equity interest required to be held by directors, if any, to satisfy the requirements of any applicable statute requiring that directors own qualifying shares.


                                      Annex - 22

                                   ARTICLE III
                       REDEMPTIONS AND OFFERS TO PURCHASE


          SECTION 1.  NOTICES TO TRUSTEE.

          If Citicasters elects to redeem Citicasters Securities pursuant to
Section 3.7 it shall furnish to the Trustee, at least 10 but not more than 15 days before notice of any redemption is to be mailed to Holders (or such shorter time as may be satisfactory to the Trustee), an Officers' Certificate stating that Citicasters has elected to redeem Citicasters Securities pursuant to
Section 3.7, the date notice of redemption is to be mailed to Holders, the Redemption Date, the aggregate principal amount of Citicasters Securities to be redeemed, the Redemption Price for such Citicasters Securities, the amount of accrued and unpaid interest on such Citicasters Securities as of the Redemption Date and the manner in which Citicasters Securities are to be selected for redemption if less than all outstanding Citicasters Securities are to be redeemed. If the Trustee is not the Registrar, Citicasters shall, concurrently with delivery of its notice to the Trustee of a redemption, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, and the aggregate principal amount of Citicasters Securities held by each Holder.

          If Citicasters is required to offer to purchase Citicasters Securities pursuant to Section 4.12 or 4.13, it shall furnish to the Trustee, at least 5 Business Days before notice of the Offer is to be mailed to Holders, an Officers' Certificate setting forth that the Offer is being made pursuant to
Section 4.12 or 4.13, as the case may be, the Purchase Date, the maximum principal amount of Citicasters Securities Citicasters is offering to purchase pursuant to the Offer, the purchase price for such Citicasters Securities, and the amount of accrued and unpaid


                                      Annex - 23
interest on such Citicasters Securities as of the Purchase Date.

          Citicasters will also provide the Trustee with any additional information that the Trustee reasonably requests in connection with any redemption or Offer.

          SECTION 2. SELECTION OF CITICASTERS SECURITIES TO BE REDEEMED OR PURCHASED.

          If less than all outstanding Citicasters Securities are to be redeemed or if less than all Citicasters Securities tendered pursuant to an Offer are to be accepted for payment, Citicasters shall select the outstanding Citicasters Securities to be redeemed or accepted for payment in compliance with the requirements of the principal national securities exchange, if any, on which the Citicasters Securities are listed or, if the Citicasters Securities are not listed on a securities exchange, on a pro rata basis, by lot or by any other method that the Trustee deems fair and appropriate; PROVIDED, HOWEVER, that if any Additional Citicasters Securities are outstanding, such selection shall be effected in such a manner as to ensure that the ratio of the outstanding principal amount of the Initial Citicasters Securities and the ratio of the outstanding principal amount of Additional Citicasters Securities, respectively, to the sum of the outstanding principal amount of the Initial Citicasters Securities and Additional Citicasters Securities prior to such selection is equal to such ratios after such selection. If Citicasters elects to mail notice of a redemption to Holders, the Trustee shall, at least 5 days prior to the date notice of redemption is to be mailed, (i) select the Citicasters Securities to be redeemed from Citicasters Securities outstanding not previously called for redemption, and (ii) promptly notify Citicasters of the names of each Holder of Citicasters Securities selected for redemption, the principal amount of Citicasters Securities held by each such Holder and the principal amount of such Holder's Citicasters Securities


                                      Annex - 24
that are to be redeemed. If less than all Citicasters Securities tendered pursuant to an Offer are to be accepted for payment, the Trustee shall select on or prior to the Purchase Date for such Offer the Citicasters Securities to be accepted for payment; PROVIDED, HOWEVER, that if any Additional Citicasters Securities are outstanding, such selection shall be effected in such a manner as to ensure that the ratio of the outstanding principal amount of the Initial Citicasters Securities and the ratio of the outstanding principal amount of Additional Citicasters Securities, respectively, to the sum of the outstanding principal amount of the Initial Citicasters Securities and Additional Citicasters Securities prior to such selection is equal to such ratios after such selection. The Trustee shall select for redemption or purchase Citicasters Securities or portions of Citicasters Securities in principal amounts of $1,000 or integral multiples of $1,000; except that if all of the Citicasters Securities of a Holder are selected for redemption or purchase, the aggregate principal amount of the Citicasters Securities held by such Holder, even if not a multiple of $1,000, may be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Citicasters Securities called for redemption or tendered pursuant to an Offer also apply to portions of Citicasters Securities called for redemption or tendered pursuant to an Offer.

          SECTION 3.  NOTICE OF REDEMPTION.

               (a) At least 30 days but not more than 60 days before any Redemption Date, Citicasters shall mail by first class mail to each such Holder's registered address a notice of redemption to each Holder of Citicasters Securities or portions thereof that are to be redeemed. With respect to any redemption of Citicasters Securities, the notice shall identify the Citicasters Securities or portions thereof to be redeemed and shall state: (1) the Redemption Date; (2) the Redemption Price for the Citicasters Securities and the amount of unpaid and accrued interest on such


                                      Annex - 25

Citicasters Securities as of the date of redemption; (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, upon surrender of such Note, a new Note or Citicasters Securities in principal amount equal to the unredeemed portion will be issued; (4) the name and address of the Paying Agent; (5) that Citicasters Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price for, and any accrued and unpaid interest on, such Citicasters Securities; (6) that, unless Citicasters defaults in making such redemption payment, interest on Citicasters Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Citicasters Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Citicasters Securities redeemed; and (7) if fewer than all the Citicasters Securities are to be redeemed, the identification of the particular Citicasters Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Citicasters Securities to be redeemed and the aggregate principal amount of Citicasters Securities to be outstanding after such partial redemption.

               (b) At Citicasters's request, the Trustee shall (at Citicasters's expense) give the notice of any redemption to Holders; PROVIDED, HOWEVER, that Citicasters shall deliver to the Trustee, at least 10 days prior to the date that notice of the redemption is to be mailed to Holders, an Officers' Certificate that (i) requests the Trustee to give notice of the redemption to Holders, (ii) sets forth the information to be provided to Holders in the notice of redemption, as set forth in the preceding paragraph, and (iii) sets forth the aggregate principal amount of Citicasters Securities to be redeemed and the amount of accrued and unpaid interest thereon as of the redemption date. If the Trustee is not the Registrar, Citicasters shall, concurrently with any such request, cause the Registrar to deliver to the Trustee a certificate (upon which the


                                      Annex - 26

Trustee may rely) setting forth the name of, the address of, and the aggregate principal amount of Citicasters Securities held by, each Holder; PROVIDED FURTHER that any such Officers' Certificate may be delivered to the Trustee on a date later than permitted under this Section 3.3(b) if such later date is acceptable to the Trustee.

          SECTION 4.  EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed to the Holders, Citicasters Securities called for redemption become due and payable on the Redemption Date at the Redemption Price. Upon surrender to the Trustee or the Paying Agent, the Citicasters Securities called for redemption shall be paid at the Redemption Price.

          SECTION 5.  DEPOSIT OF REDEMPTION PRICE.

               (a) On or prior to any Redemption Date, Citicasters shall deposit with the Paying Agent money sufficient to pay the Redemption Price of, and accrued interest on, all Citicasters Securities to be redeemed on that date. After any Redemption Date, the Trustee or the Paying Agent shall promptly return to Citicasters any money that Citicasters deposited with the Trustee or the Paying Agent in excess of the amounts necessary to pay the Redemption Price of, and accrued interest on, all Citicasters Securities to be redeemed.

               (b) If Citicasters complies with the preceding paragraph, unless Citicasters defaults in the payment of such Redemption Price interest on the Citicasters Securities to be redeemed will cease to accrue on such Citicasters Securities on the applicable Redemption Date, whether or not such Citicasters Securities are presented for payment. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business


                                      Annex - 27
on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of Citicasters to comply with the preceding paragraph, interest will be paid on the unpaid principal, premium, if any, and interest from the redemption date until such principal, premium and interest is paid, at the rate of interest provided in the Citicasters Securities and Section 4.1.

          SECTION 6.  CITICASTERS SECURITIES REDEEMED IN PART.

     Upon surrender of a Note that is redeemed in part, Citicasters shall issue and the Trustee shall authenticate for the Holder at Citicasters's expense a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

          SECTION 7.  OPTIONAL REDEMPTION.

               (a) Except as otherwise provided in this Section 3.7 or in paragraph (b) of the Citicasters Securities Asset Sale Offer with respect to the New World Station Sale, the Citicasters Securities may not be redeemed at the option of Citicasters prior to February 15, 1999. Thereafter, the Citicasters Securities will be subject to redemption at the option of Citicasters, in whole or in part, at the Redemption Prices (expressed as percentages of the principal amount of the Citicasters Securities) set forth below, plus any accrued and unpaid interest to the Redemption Date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

    Year                          Percentage
    ----                          ----------

     1999.........................104.875%
     2000.........................103.250%
     2001..........................101.625%
     2002 and thereafter...........100.000%


                                      Annex - 28

          Notwithstanding the foregoing, up to 25% in aggregate principal amount of Citicasters Securities originally issued under this Indenture will be redeemable from time to time prior to December 31, 1996, at the option of Citicasters, from the Net Proceeds of one or more Public Offerings of Citicasters at a Redemption Price equal to 108.75% of the principal amount thereof, together with accrued and unpaid interest to the date of redemption; provided, however, that any such redemption shall be permitted only if and to the extent that, after giving effect thereto and to any simultaneous redemptions pursuant to Section 3.7(b) or Section 3.7(c), at least $75,000,000 in principal amount of Initial Citicasters Securities will remain outstanding.

               (b) Prior to February 15, 1999, the Citicasters Securities will be subject to redemption (a "Change of Control Redemption") at the option of Citicasters, in whole or in part, at any tune within 180 days after the later of
(i) a Change of Control Trigger Date, and (ii) the completion of an Offer made as a result of a Change of Control, at a redemption price equal to the sum of
(A) the principal amount thereof, plus (B) accrued and unpaid interest to the redemption date, plus (C) the Applicable Premium; PROVIDED, HOWEVER, that a Change of Control Redemption shall be permitted only if and to the extent that, after giving effect thereto and to any simultaneous redemptions pursuant to the last sentence of Section 3.7(a) or Section 3.7(c), at least $75,000,000 in principal amount of Citicasters Securities will remain outstanding, unless such Change of Control Redemption is for all outstanding Citicasters Securities.

               (c) Prior to December 31, 1996 the Citicasters Securities will be subject to redemption (an "Asset Sale Redemption") at the option of Citicasters, in whole or in part, following an Asset Sale, other than a Permitted Television Station Sale, in connection with an


                                      Annex - 29

Asset Sale Payment; provided that an Asset Sale Redemption may be made by Citicasters only if, and to the extent that, each of the following conditions is satisfied; (i) only two Asset Sale Redemptions will be permitted under this Indenture; (ii) the maximum aggregate principal amount of Citicasters Securities to be redeemed pursuant to an Asset Sale Redemption will be limited to that amount which is necessary to make the ratio set forth in paragraph (c) under the definition of Citicasters Securities Asset Sale Offer, given the amount of the proposed Asset Sale Payment, equal to (but not more or less than) 4.5:1; and
(iii) after giving effect to the proposed Asset Sale Redemption and to any simultaneous redemptions pursuant to the last sentence of Section 3.7(a) or
Section 3.7(b), at least $75,000,000 in principal amount of Initial Citicasters Securities will remain outstanding. In the event of an Asset Sale Redemption, the Citicasters Securities will be redeemable at the Redemption Prices (expressed as percentages of the principal amount of the Citicasters Securities) set forth below, plus any accrued and unpaid interest to the date of redemption, if redeemed during the periods indicated below.

                   Period                      Percentage
                   ------                      ----------

     February 15, 1994 to July 31, 1994          102.00%
     August 1, 1994 to February 14, 1995         103.00%
     February 15, 1995 to December 31, 1996      108.75%

          SECTION 8.  MANDATORY OFFERS.

               (a) Within 60 days after any Change of Control Trigger Date, or within 10 Business Days after any Asset Sale Trigger Date, Citicasters shall mail a notice to each Holder (with a copy to the Trustee) containing all instructions and materials necessary to enable such Holders to tender Citicasters Securities pursuant to the Offer and stating: (1) that an Offer is being made pursuant to a Change of Control Offer or pursuant to the definition of Citicasters Securities Asset Sale Offer, as the case may be,


                                      Annex - 30
the length of time the Offer shall remain open, and the maximum aggregate principal amount of Citicasters Securities that Citicasters is required to purchase pursuant to such Offer (2) the purchase price for the Citicasters Securities, the amount of accrued and unpaid interest on such Citicasters Securities as of the purchase date, and the purchase date (which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Purchase Date"); (3) that any Note not tendered will continue to accrue interest if interest is then accruing; (4) that, unless Citicasters fails to deposit with the Paying Agent on the Purchase Date an amount sufficient to purchase all Citicasters Securities accepted for payment, interest shall cease to accrue on such Citicasters Securities after the Purchase Date; (5) that Holders electing to tender any Note or portion thereof will be required to surrender their Note, with a form entitled "Option of Holder to Elect Purchase" completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Purchase Date, PROVIDED that Holders electing to tender only a portion of any Note must tender a principal amount of $1,000 or integral multiples thereof; (6) that Holders will be entitled to withdraw their election to tender Citicasters Securities if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Citicasters Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have such Note purchased; (7) that Holders whose Citicasters Securities are accepted for payment in part will be issued new Citicasters Securities equal in principal amount to the unpurchased portion of Citicasters Securities surrendered, PROVIDED that only Citicasters Securities in a principal amount of $1,000 or integral multiples thereof will be accepted for payment in part and (8) if the Offer is made with respect to a Change of Control, the circumstances and relevant facts regarding such Change of Control.


                                      Annex - 31

               (b) Notwithstanding anything in this Section 3.8 to the contrary, Citicasters shall not be required to commence an Offer as a result of a Change of Control if, within thirty (30) days of the Change of Control Trigger Date, Citicasters notifies the Holders that all outstanding Citicasters Securities will be redeemed pursuant to a Change of Control Redemption.

               (c) Subject to the provisions of Article 10, on the Purchase Date for any Offer, Citicasters will (i) in the case of an Offer resulting from a Change of Control, accept for payment all Citicasters Securities or portions thereof tendered pursuant to such Offer and, in the case of an Offer resulting from one or more Asset Sales, accept for payment the maximum principal amount of Citicasters Securities or portions thereof tendered pursuant to such Offer that can be purchased out of Excess Proceeds from such Asset Sales, (ii) deposit with the Paying Agent the aggregate purchase price of all Citicasters Securities or portions thereof accepted for payment and any accrued and unpaid interest on such Citicasters Securities as of the Purchase Date, and (iii) deliver, or cause to be delivered, to the Trustee all Citicasters Securities tendered pursuant to the Offer, together with an Officers' Certificate setting forth the name of each Holder of the tendered Citicasters Securities and the principal amount of the Citicasters Securities or portions thereof tendered by each such Holder. For purposes of this Section 3.8, the Trustee shall act as the Paying Agent.

               (d) With respect to any Offer, (i) if less than all of the Citicasters Securities tendered pursuant to an Offer are to be accepted for payment by Citicasters for any reason, Citicasters and the Trustee shall select on or prior to the Purchase Date the Citicasters Securities or portions thereof to be accepted for payment pursuant to Section 3.2; PROVIDED, HOWEVER, that if any Additional Citicasters Securities are outstanding, such selection shall


                                      Annex - 32
be effected in such a manner as to ensure that the ratio of the outstanding principal amount of the Initial Citicasters Securities and the ratio of the outstanding principal amount of Additional Citicasters Securities, respectively, to the sum of the outstanding principal amount of the Initial Citicasters Securities and Additional Citicasters Securities prior to such selection is equal to such ratios after such selection, and (ii) if Citicasters deposits with the Paying Agent on or prior to the Purchase Date an amount sufficient to purchase all Citicasters Securities accepted for payment, interest shall cease to accrue on such Citicasters Securities on the Purchase Date; PROVIDED, HOWEVER, that if Citicasters fails to deposit an amount sufficient to purchase all Citicasters Securities -accepted for payment, the deposited funds shall be used to purchase on a pro rata basis all Citicasters Securities accepted for payment and interest shall continue to accrue on all Citicasters Securities not purchased.

               (e) Subject to the provisions of Article 10, promptly after the Purchase Date with respect to an Offer, (i) the Paying Agent shall mail to each Holder of Citicasters Securities or portions thereof accepted for payment an amount equal to the purchase price for, plus any accrued and unpaid interest on, such Citicasters Securities, (ii) with respect to any tendered Note not accepted for payment in whole or in part, the Trustee shall return such Note to the Holder thereof, and (iii) with respect to any Note accepted for payment in part, the Trustee shall authenticate and mail to each such Holder a new Note equal in principal amount to the unpurchased portion of the tendered Note.

               (f) Citicasters will (i) publicly announce the results of the Offer on or as soon as practicable after the Purchase Date, and (ii) comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable to any Offer.


                                      Annex - 33

                                   ARTICLE IV
                               SELECTED COVENANTS

                                    *   *   *

          SECTION 5.  LIMITATION ON RESTRICTED PAYMENTS.

               (a) Citicasters shall not, and shall not permit any Subsidiary to, directly or indirectly, make any Restricted Payment, except (1) dividends, payments or other distributions with respect of any Capital Stock by any Subsidiary to Citicasters or any Wholly owned Subsidiary of Citicasters, (2) repurchases, redemptions, retirements or acquisitions of Capital Stock by a Wholly owned Subsidiary of Citicasters from Citicasters or another Wholly owned Subsidiary of Citicasters, (3) payments, prepayments, repurchases, redemptions and acquisitions permitted under Section 4.7 with respect to Indebtedness not incurred in violation of Section, 4.7, and (4) Restricted Payments by Citicasters if (i) at the time of and after giving effect to the proposed Restricted Payment no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, (ii) at the time of and immediately after giving effect to the proposed Restricted Payment, Citicasters could Incur at least $1.00 of additional Indebtedness pursuant to Section 4.7(b) and (iii) at the time of and immediately after giving effect to the proposed Restricted Payment (the value of any such payment if other than cash, as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution, PROVIDED that in the event such value exceeds $3 million such determination shall be supported by a fairness opinion of an Independent Financial Advisor) the aggregate amount of all Restricted Payments (excluding all payments, investments, redemptions, repurchases, retirements and other acquisitions described in clause (ii) of Section 4.5(b)) declared or made after the Issue Date does not exceed an


                                      Annex - 34
amount equal to the sum of (A) Cumulative Operating Cash Flow of Citicasters and its Subsidiaries less 1.4 times Cumulative Total Interest Expense of Citicasters and its Subsidiaries, plus (B) an amount equal to 100% of the aggregate Qualified Capital Stock Proceeds received by Citicasters from the issuance and sale (other than to a Subsidiary of Citicasters) of Qualified Capital Stock to the extent that such proceeds are not used to redeem, repurchase, return or otherwise acquire Capital Stock or any Indebtedness of Citicasters or any Subsidiary pursuant to clause (ii) of Section 4.5(b) and (C) $5,000,000.

               (b) Notwithstanding Section 4.5(a), the following Restricted Payments may be made: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement or other acquisition for value of any Capital Stock or any Indebtedness of Citicasters or any Subsidiary in exchange for, or out of the Qualified Capital Stock Proceeds of, the substantially concurrent sale (other than to Citicasters or a Subsidiary of Citicasters) of Qualified Capital Stock of Citicasters; and (iii) the redemption of Citicasters Securities under the circumstances provided in Article 3 and pursuant to a Change of Control Offer and a Citicaster Securities Asset Sale Offer.

                                    *   *   *

          SECTION 7.  LIMITATION ON INDEBTEDNESS.

               (a) Except as set forth in this Section 4.7, Citicasters shall not, and shall not permit any Subsidiary, after the Issue Date, directly or indirectly, to Incur any Indebtedness (including Acquired Indebtedness and under any Additional Note). For purposes of this Indenture, Indebtedness of any Acquired Person that is not a Subsidiary, which Indebtedness is outstanding at the time such Person is


                                      Annex - 35
acquired by Citicasters or a Subsidiary or becomes, or is merged into or consolidated with, a Subsidiary, shall be deemed to have been Incurred by Citicasters at the time such Acquired Person becomes, or is merged into or consolidated with, a Subsidiary.

               (b) Notwithstanding Section 4.7(a) and in addition to Indebtedness permitted to be Incurred under Section 4.7(c), Citicasters (subject to the limitations set forth in Section 4.15) or any Subsidiary may Incur Indebtedness if (i) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Indebtedness and (ii) on the date of the Incurrence of such Indebtedness, the Debt to Operating Cash Flow Ratio of Citicasters and its Subsidiaries at the time of such Incurrence, after giving pro forma effect thereto, is 7.0:1 or less.

               (c) Notwithstanding Section 4.7(a) and in addition to Indebtedness permitted to be Incurred under Section 4.7(b), Citicasters and its Subsidiaries may Incur any of the following Indebtedness:

                    (i)  Designated Senior Debt;

                    (ii) Indebtedness evidenced by the Initial Citicasters Securities;

                    (iii) Indebtedness to any Wholly owned Subsidiary of Citicasters or Indebtedness of any Subsidiary to Citicasters (provided that such Indebtedness is at all times held by Citicasters or a Wholly owned Subsidiary of Citicasters); PROVIDED, HOWEVER, that for purposes of this
     Section 4.7, upon either (A) the transfer or other disposition by any such Wholly owned Subsidiary of any Indebtedness so permitted to a Person other than Citicasters or another Wholly owned Subsidiary of Citicasters or (B) the issuance, sale, lease, transfer or other disposition of shares of Capital


                                      Annex - 36

     Stock (including by consolidation or merger) of such Wholly owned Subsidiary to a Person other than Citicasters or another such Wholly owned Subsidiary, the provisions of this clause (iii) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred by Citicasters at the time of such transfer or other disposition;

                    (iv) Refinancing Indebtedness with respect to Indebtedness that was Incurred prior to the Issue Date or, if incurred after the Issue Date, was Incurred in compliance with the provisions of this Indenture; PROVIDED, HOWEVER, that (A) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount (or accreted value, in the case of Indebtedness issued at a discount) of the Indebtedness so extended, refinanced, renewed, replaced, substituted, defeased or refunded (plus the amount of fees, costs and expenses incurred and the amount of any premium, penalties, breakage costs and other similar amounts required to be paid in connection with such refinancing pursuant to the terms of the instrument governing the Indebtedness so extended, refinanced, renewed, replaced, substituted, defeased or refunded or the amount of any premium reasonably determined by Citicasters as necessary to accomplish a refinancing by means of a tender offer or privately negotiated repurchase, which determination shall be supported by a fairness opinion from an Independent Financial Advisor, plus the fees, costs and expenses of such tender offer or repurchase); and (B) the Refinancing Indebtedness shall (1) have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted, defeased or refunded; (2) not have a final scheduled maturity earlier than the final scheduled maturity of the Indebtedness being extended, refinanced, replaced, renewed, substituted, defeased or refunded; (3) not permit re-


                                      Annex - 37
    demption at the option of the holder earlier than the earliest date of redemption at the option of the holder of the Indebtedness being extended, refinanced, replaced, renewed, substituted, defeased or refunded; and (4) rank no more senior or be at least as subordinated, as the case may be, in right of payment to the Citicasters Securities as the Indebtedness being extended, refinanced, replaced, renewed, substituted, defeased or refunded; PROVIDED, FURTHER, that the limitations contained in this clause (iv) shall not preclude Citicasters or any of its Subsidiaries from Incurring additional Indebtedness permitted to be Incurred at the time under Section 4.7(b) or any other clause of this Section 4.7(c), notwithstanding that such additional Indebtedness would fall within the definition of "Refinancing Indebtedness";

                    (v) With respect to Citicasters, Guarantees of obligations under existing Investments in The Theme Park Partnership, an Australian partnership, up to an aggregate amount not exceeding 4,033,125 Dollars (Australian);

                    (vi) Indebtedness with respect to Interest Rate or Currency Protection Agreements; and

                    (vii) Indebtedness not otherwise permitted to be Incurred pursuant to clauses (i) through (vi) above which, together with any other outstanding Indebtedness Incurred pursuant to this clause (vii), has an aggregate principal amount not in excess of $25,000,000 at any one time outstanding (plus Obligations for related payments for early termination, interest, fees, expenses and indemnities and other similar amounts payable thereunder or in connection therewith).

                                    *   *   *


                                      Annex - 38

                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

          SECTION 1.     EVENTS OF DEFAULT

               (a)  Each of the following constitutes an "Event of Default":
(i) default for 30 days in the payment when due of interest on any Citicasters Securities (whether or not prohibited by the subordination provisions of this Indenture); (ii) default in the payment when due, whether at maturity,upon acceleration, redemption or otherwise, of principal on any Citicasters Securities (whether or not prohibited by the subordination provisions of this Indenture); (iii) failure by Citicasters for 30 days after receipt of notice from the Trustee or Holders of at least 25% of the principal amount of the outstanding Citicasters Securities to comply with any other provisions of this Indenture or any Citicasters Securities; (iv) default under any mortgage, indenture or instrument under which there may be Incurred or by which there may be secured or evidenced any Indebtedness for money borrowed by Citicasters or any of its Subsidiaries (or the payment of which is guaranteed by Citicasters or any of its Subsidiaries) whether such Indebtedness now exists, or is created after the Issue Date if (A) such default results in the acceleration of such Indebtedness prior to its express maturity or shall constitute a default in the payment of such Indebtedness at final maturity of such Indebtedness, and (B) the principal amount of any such Indebtedness that has been accelerated or not paid at maturity, when added to the aggregate principal amount of all other such Indebtedness that has been accelerated or not paid at maturity, exceeds $10,000,000; (v) failure by Citicasters or any of its Significant Subsidiaries to pay final judgments, the uninsured portion of which exceeds $10,000,000, which judgments are not paid, discharged, bonded or stayed for a period of 60 days after the date of entry thereof, (vi) if under any Bankruptcy Law,
(A) Citicasters or any Significant Subsidiary commences a voluntary case, consents to the entry of an order for relief

                                      Annex - 39
against it in an involuntary case, consents to the appointment of a Custodian of it or for all or substantially all of its property, or makes a general assignment for the benefit of its creditors, or (B) a court of competent jurisdiction enters an order or decree, and such order or decree remains unstated and in effect for 60 days, that is for relief against Citicasters or any Significant Subsidiary in an involuntary case, appoints a Custodian of Citicasters or any Significant Subsidiary, or orders the liquidation of Citicasters or any Significant Subsidiary; and (vii) any of the Applicable Documents shall cease, for any reason, to be in full force and effect in any material respect, except as a result of an amendment, waiver or termination thereof as contemplated or permitted hereby or Citicasters shall so assert in writing.


                                      Annex - 40